SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RUBIO’S RESTAURANTS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (check the appropriate box):
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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M., THURSDAY, JULY 24, 2008

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Rubio’s Restaurants, Inc., a Delaware corporation, will be held on Thursday, July 24, 2008, at 10:00 a.m., Pacific Daylight Time, at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California. As used in these proxy solicitation materials, unless the context otherwise requires, the term “we,” “us,” “our,” “the Company” and “Rubio’s” refer to Rubio’s Restaurants, Inc. The following matters are to be acted upon and are more fully described in the proxy statement accompanying this notice:

1.	To elect three directors to serve until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To consider and vote upon a proposal recommended by the Board of Directors to approve and adopt the 2008 Equity Incentive Plan;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2008; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record at the close of business on May 31, 2008 are entitled to notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting. Our stock transfer books will remain open between the record date and the date of the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the annual meeting and during ordinary business hours for a period of ten days prior to the annual meeting at our executive offices located at 1902 Wright Place, Suite 300, Carlsbad, California.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. If you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed, dated and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

BY ORDER OF THE BOARD OF DIRECTORS
Ralph Rubio Chairman of the Board of Director
Carlsbad, California
April 28, 2008

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

RUBIO’S RESTAURANTS, INC.
1902 Wright Place, Suite 300
Carlsbad, California 92008
(760) 929-8226

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M., THURSDAY, JULY 24, 2008

The enclosed proxy is solicited on behalf of the board of directors of Rubio’s Restaurants, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on Thursday, July 24, 2008, and at any postponement or adjournment of the annual meeting. As used in these proxy solicitation materials, unless the context otherwise requires, the term “we,” “us,” “our,” “the Company” and “Rubio’s” refer to Rubio’s Restaurants, Inc. The annual meeting will be held at 10:00 a.m., Pacific Daylight Time, at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California. We are mailing these proxy solicitation materials on or about June 15, 2008 to all stockholders entitled to vote at the annual meeting.

Voting

The specific proposals to be considered and acted on at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On April 15, 2008, 9,950,477 shares of our common stock, par value $0.001, were issued and outstanding. We anticipate that approximately the same number of shares of common stock will be outstanding on May 31, 2008, the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Each stockholder is entitled to one vote for each share of our common stock held on the record date. Stockholders may not cumulate votes in the election of directors.

All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.” A broker non-vote occurs when you fail to provide voting instructions for shares you hold in “street name.” Under those circumstances, your broker may be authorized to vote for you on some routine matters but is prohibited from voting on other matters. Those items for which your broker cannot vote result in broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. For proposals that require an affirmative vote of the majority of shares present and entitled to vote, abstentions will be counted towards the number of votes cast and will have the same effect as negative votes. However, abstentions will have no impact on the election of directors. Broker non-votes will not be counted for purposes of determining whether a proposal has received the requisite vote.

The three nominees for election as directors who receive the highest number of affirmative votes (among votes properly cast in person or by proxy) will be elected. Both the approval of the 2008 Equity Incentive Plan and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2008 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote.

Proxies

If you properly sign and return the enclosed form of proxy, the shares represented thereby will be voted at the annual meeting in accordance with your instructions specified therein. If your proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our board unless the authority to vote for the election of these directors is withheld, if no contrary instructions are given, the proxy will be voted FOR the approval of the proposal to adopt the 2008 Equity Incentive Plan and, if no contrary instructions are given, the proxy will be voted FOR the approval of the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm. You may revoke or change your proxy at any time before the annual meeting by filing a notice of revocation or another signed proxy with a later date with our Secretary at our principal executive offices at 1902 Wright Place, Suite 300, Carlsbad, California 92008. You may also revoke your proxy by attending the annual meeting and voting in person.

Solicitation

We will bear the entire cost of soliciting proxies for the annual meeting, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, electronic mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any of those services. Except as described above, we do not presently intend to solicit proxies other than by mail.

BOARD OF DIRECTORS

The name, age, committee membership, if any, and term of each member of our board is set forth below as of April 15, 2008:

Name	Age	Position	Term Expires on the Annual Meeting held in the Year
Ralph Rubio	52	Chairman of the board of directors	2009
Kyle A. Anderson	51	Nominating and corporate governance committee	2009
Craig S. Andrews, J.D.	55	Compensation committee and nominating and corporate governance committee (chairman)	2008
William R. Bensyl	62	Audit committee and compensation committee (chairman)	2008
Jack W. Goodall	69	Audit committee and compensation committee	2010
Loren C. Pannier	66	Audit committee (chairman) and nominating and corporate governance committee	2008
Daniel E. Pittard	58	—	2010
Timothy J. Ryan	68	—	2010

Directors with Term Ending Upon the 2008 Annual Meeting of Stockholders and
Nominations for the Term Ending Upon the 2011 Annual Meeting of Stockholders

Craig S. Andrews, J.D., has served as a director since 1999. Mr. Andrews serves as a stockholder in the law firm of Heller Ehrman LLP. Previously, Mr. Andrews served as a partner in the law firm of Brobeck, Phleger & Harrison LLP from March 1987 to February 2003, except during the period from May 2000 to January 2002 when Mr. Andrews had resigned as a partner to, among other things, serve as the vice president of business development at Air Fiber, Inc., a private telecommunications company. Mr. Andrews specializes in representing emerging-growth companies and has broad experience in founding companies and in financing transactions, as well as in general business and corporate law. Mr. Andrews has played an important role in the formation and development of numerous start-up companies, and has previously served as a director of numerous public and private companies. Mr. Andrews received a Bachelor of Arts degree from the University of California at Los Angeles and a J.D. from the University of Michigan.

Loren C. Pannier has served as a director since December 2002. Mr. Pannier spent 29 years with CKE Restaurants, Inc., a public holding company for the Carl’s Jr., Hardee’s and La Salsa restaurant chains. During this time, he held a number of senior management positions, including senior vice president investor relations, senior vice president purchasing and distribution, and chief financial officer. In his post as chief financial officer, Mr. Pannier led CKE through its initial public offering in 1981. Prior to joining CKE, Mr. Pannier was a senior consultant with Price Waterhouse & Co. in their Management Services Division. Currently, Mr. Pannier is general partner of Pannier Enterprises and Citrus Legacy Partners, both of which specialize in income-producing commercial properties. Mr. Pannier is also a director of Anna’s Linens, Inc. Mr. Pannier holds a Bachelor of Arts degree from Occidental College and an M.B.A. from California State University, Long Beach.

William R. Bensyl has served as a director since July 2004. Mr. Bensyl joined PepsiCo’s Frito-Lay division in 1975. He subsequently led human resources functions in various capacities at PepsiCo, Inc., including vice president of personnel at Frito-Lay, senior vice president of personnel at PepsiCo Foods International, senior vice president of human resources at Taco Bell, and senior vice president of human resources for Pepsi-Cola. He was promoted to senior vice president of human resources at PepsiCo, Inc. in 1995, and served in such position until his retirement in 1999. Prior to joining PepsiCo, Mr. Bensyl held positions with the University of Illinois, Duval Corp. (a division of Pennzoil) and Union Carbide Corporation. Mr. Bensyl received a Bachelor of Arts degree in Political Science and a master’s degree in Labor and Industrial Relations from the University of Illinois.

Directors with Term Ending upon the 2009 Annual Meeting of Stockholders

Kyle A. Anderson has served as a director since February 1995. Mr. Anderson is a founding member and managing member of Rosewood Capital Associates, LLC, the general partner of Rosewood Capital, L.P., a consumer-oriented private equity investment fund and a managing member of other Rosewood affiliates. Prior to joining Rosewood in 1988, Mr. Anderson was a vice president in the mergers and acquisitions department at The First Boston Corporation. Mr. Anderson serves on the board of directors of a privately held company. Mr. Anderson holds a Bachelor of Arts degree from Princeton University and an M.B.A. from Columbia University.

Ralph Rubio, our co-founder, has been chairman of the board since 2000. Mr. Rubio also served as our chief executive officer from 1983 to 2004 and interim president and chief executive officer from December 2005 to August 2006.  Prior to founding Rubio’s, Mr. Rubio was employed in restaurant management and in various other positions at the Old Spaghetti Factory, Hungry Hunter and Harbor House restaurant chains. Mr. Rubio holds a bachelor’s degree in Liberal Studies from San Diego State University and has more than 30 years of experience in the restaurant industry.

Directors with Term Ending upon the 2010 Annual Meeting of Stockholders

Jack W. Goodall has served as a director since April 2001. Mr. Goodall served as chairman of Jack in the Box, Inc. from October 1985 until his retirement in February 2001. Mr. Goodall also served as president of Jack in the Box, Inc. from 1970 to 1996 and as chief executive officer from 1979 to 1996. Mr. Goodall is also a director of Ralcorp Holdings, Inc. Mr. Goodall graduated from San Diego State University with a B.S. degree in Industrial Management.

Daniel E. Pittard has been our President and Chief Executive Officer and a member of our board since August 2006. Mr. Pittard’s diverse background brings unique qualifications for leadership at our company. He has served in key executive positions at companies including McKinsey & Company, PepsiCo, Inc. and Amoco Corp. (now part of BP p.l.c.). Mr. Pittard served a wide range of clients as a partner at McKinsey & Company from 1980 to 1992, including consumer companies for whom he helped to develop growth strategies and build new organizational capabilities. During his tenure at PepsiCo, Inc. from 1992 to 1995, he held several senior executive positions including senior vice president, operations for PepsiCo Foods International, and senior vice president and general manager, new ventures for Frito-Lay. In this latter position, he worked with Taco Bell Corp. to create retail products and introduce them into supermarkets. At Amoco Corp. from 1995 to 1998, he served as group vice president, and had responsibility for several businesses with over $8 billion in revenues, including Amoco Corp.’s retail business that had 8,000 locations. During his tenure, he entered into a strategic alliance with McDonald’s Corporation to build joint locations. From 1998 to 1999, Mr. Pittard served as senior vice president, strategy and business development for Gateway, Inc. In 1999, Mr. Pittard formed Pittard Investments LLC, and in 2004, he formed Pittard Partners LLC. Through these entities, Mr. Pittard has invested in and consulted for private companies. He served on the board of Novatel Wireless, Inc. from 2002 to 2004. Mr. Pittard graduated from the Georgia Institute of Technology with a B.S. degree in Industrial Management and received an M.B.A. from the Harvard Graduate School of Business Administration.

Timothy J. Ryan has served as a director since April 1999. Mr. Ryan has served as a director of Diedrich Coffee, Inc. since October 2005. Previously, he served as president and chief executive officer of Diedrich Coffee, Inc. from November 1997 to October 2000. From December 1995 until his retirement in December 1996, Mr. Ryan served as president and chief operating officer of Sizzler U.S.A., a division of Sizzler International, Inc., and as a director of Sizzler International, Inc., of which he was also a senior vice president. From November 1988 to December 1993, Mr. Ryan served as senior vice president of marketing at Taco Bell Worldwide, and from December 1993 to December 1995, he served as senior vice president of Taco Bell’s Casual Dining Division.

Corporate Governance

Our board held six meetings and acted once by written consent during fiscal year 2007. Our board has an audit committee, a compensation committee and a nominating and corporate governance committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board and (ii) the total number of meetings held by all committees of our board on which the director served during fiscal 2007.

The board has determined that the following directors are “independent,” as defined in the rules promulgated by the NASDAQ Stock Market: Messrs. Anderson, Andrews, Bensyl, Goodall and Pannier. There are no family relationships among any of our directors or executive officers.

Audit Committee. The members of our audit committee consist of Messrs. Bensyl, Goodall and Pannier, with Mr. Pannier serving as chairman. The audit committee held four meetings during fiscal 2007. The audit committee is responsible for assuring the integrity of our financial control, audit and reporting functions and reviews with our management and our independent auditors the effectiveness of our financial controls and accounting and reporting practices and procedures. In addition, the audit committee reviews the qualifications of our independent auditors, is responsible for their appointment, compensation, retention and oversight and reviews the scope, fees and results of activities related to audit and non-audit services. We believe that our audit committee members meet the requirements for independence and financial literacy under the current requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the NASDAQ Stock Market and the SEC. Our board has determined that Mr. Pannier is an audit committee financial expert. We have made these determinations based on information received by our board, including questionnaires provided by the members of our audit committee. The audit committee is governed by a written charter approved by our board. The audit committee’s report is included in this proxy statement.

Compensation Committee. The members of our compensation committee consist of Messrs. Andrews, Bensyl and Goodall, with Mr. Bensyl serving as chairman. The compensation committee held five meetings and acted by written consent one time during fiscal 2007. The compensation committee’s function is to review and recommend our general compensation policies and executive compensation, including officer salary levels, incentive compensation programs and share-based compensation. The compensation committee also has the exclusive authority to administer our Employee Stock Purchase Plan and our 1999 Stock Incentive Plan. In 2006, the compensation committee established a 162(m) subcommittee, consisting of Messrs. Bensyl and Goodall. The 162(m) subcommittee approves stock-based awards for our executive officers and members of our board. The 162(m) subcommittee acted once by written consent during fiscal 2007. We believe that our compensation committee members meet the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the NASDAQ Stock Market and the SEC. We have made this determination based on information received by our board, including questionnaires provided by the members of compensation committee. The compensation committee is governed by a written charter approved by our board. The compensation committee’s report is included in this proxy statement.

Nominating and Corporate Governance Committee. The members of our nominating and corporate governance committee consist of Messrs. Andrews, Anderson and Pannier, with Mr. Andrews serving as chairman. The nominating and corporate governance committee held one meeting during fiscal 2007. The nominating and corporate governance committee’s function is to identify and select potential candidates for our board. The nominating and corporate governance committee reviews the credentials of proposed members of the board, either in connection with filling vacancies or the election of directors at each annual meeting of stockholders, and presents its recommendations to the board. The nominating and corporate governance committee considers qualified nominees recommended by stockholders. The nominating and corporate governance committee periodically assesses how well our board and its committees are performing, and makes recommendations to our board regarding corporate governance matters and practices. We believe that our nominating and corporate governance committee members meet the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the NASDAQ Stock Market and the SEC. We have made this determination based on information received by our board, including questionnaires provided by the members of our nominating and corporate governance committee. The nominating and corporate governance committee is governed by a written charter approved by our board.

We strive to operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with these responsibilities and standards. We have implemented changes to our corporate governance structure and procedures in response to the Sarbanes-Oxley Act of 2002 and the adopted changes in the NASDAQ Stock Market’s listing standards regarding corporate governance. We believe that our current corporate governance structure and procedures comply with existing corporate governance requirements. We will strive to maintain our board and committees in full compliance with these corporate governance requirements on an ongoing basis. We will also continue to regularly monitor developments in the area of corporate governance.

Charters for the audit committee, the compensation committee and nominating and corporate governance committee are available to the public at our website at rubios.com.

Director Nominations

Criteria for Board Membership. In selecting candidates for appointment or election to the board, the nominating and corporate governance committee considers the appropriate balance of experience, skills and characteristics required of the board, and seeks to ensure that at least a majority of the directors are independent under the current requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the NASDAQ Stock Market and the SEC, that members of our audit committee meet the financial literacy and sophistication requirements under the rules of the NASDAQ Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding our business environment and willingness to devote adequate time to their board duties.

Stockholder Nominees. The nominating and corporate governance committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating and corporate governance committee c/o the Secretary of the Company and should include the following information: (i) with respect to each nominee, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of the Company that are beneficially owned by the nominee, (d) a description of all arrangements or understandings between the stockholder submitting the nomination and the nominee pursuant to which the nomination is to be made by the stockholder, and (e) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) with respect to the stockholder submitting the nomination, (a) the name and address of the stockholder, as they appear on our books, (b) the class and number of shares of the Company that are beneficially owned by the stockholder and (c) any material interest of the stockholder in the nomination. Such information should be submitted in the time frame described in our restated bylaws and under the caption “Deadline for Receipt of Stockholder Proposals for the 2008 Annual Meeting” in this proxy statement.

Process for Identifying and Evaluating Nominees. The nominating and corporate governance committee believes our company is well served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for board membership, the nominating and corporate governance committee will renominate incumbent directors who continue to be qualified for board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the board occurs between annual stockholder meetings, the nominating and corporate governance committee will seek out potential candidates for board appointment who meet the criteria for selection as nominees and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the board, our senior management and, if the nominating and corporate governance committee deems appropriate, a third-party search firm. The nominating and corporate governance committee will evaluate each candidate’s qualifications and contact relevant references. In addition, each candidate will be interviewed by at least one member of the nominating and corporate governance committee. Candidates meriting serious consideration will meet with all members of the board. Based on this input, the nominating and corporate governance committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the board that the candidate be appointed to fill a current vacancy on the board, or presented for approval by stockholders, as appropriate.

We have never received a proposal from a stockholder to nominate a director. Although the nominating and corporate governance committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2008 Annual Meeting. Each of the nominees listed in this proxy statement for election at the annual meeting are current directors on our board.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is an officer, former officer or employee of our company. No interlocking relationship exists between any of our executive officers or compensation committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Communications with Directors

Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so by submitting a complaint or concern anonymously to the audit committee. We have provided methods for stockholders to submit such complaints or concerns online or telephonically. To file a complaint or concern, log onto the Ethicspoint website at www.ethicspoint.com, and enter “Rubio’s Restaurants, Inc.” under “To File a Report Now”, or call toll free, 1-866-ETHICSP (1-866-384-4277).

We encourage all of our directors to attend our annual meetings. Each of our directors attended the 2007 annual meeting.

Code of Ethics

We have adopted a code of ethics that applies to all members of our board and our employees, including our executive officers. We have posted a copy of the code on our website at www.rubios.com. Copies of the code may be obtained free of charge from our website. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website.

Corporate Governance Guidelines

We have adopted corporate governance guidelines to assist our board in exercising its responsibilities. These guidelines reflect our board’s commitment to building long-term stockholder value with an emphasis on corporate governance. These guidelines are not intended to change, but may be superseded by changes in any Federal or state law or regulation applicable to our company, including Delaware law, our amended and restated certificate of incorporation or our restated bylaws or any rule or regulation of the NASDAQ Stock Market. We have posted a copy of the guidelines on our website at rubios.com. Copies of the guideline may be obtained free of charge from our website. Any amendments to, or waivers from, a provision of our corporate governance guidelines that applies to any of our board members or our executive officers will be posted on our website.

OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 15, 2008, by:

•	each person or group of affiliated persons known by us to own beneficially 5% or more of our common stock;
•	each director and director nominee;
•	each named executive officer; and
•	all of our current directors and executive officers as a group.

Percentage of ownership is based on 9,950,477 shares of common stock outstanding on April 15, 2008. The number of shares underlying options in the table below represents options that are exercisable within 60 days after April 15, 2008 or restricted stock units that have vested or vest within 60 days after April 15, 2008. Shares of our common stock subject to stock options that are currently exercisable or will become exercisable within 60 days after April 15, 2008 and restricted stock units that have vested or will vest within 60 days after April 15, 2008 are included in the number of shares reported as beneficially owned in the table below and are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws. The address for those individuals for which an address is not otherwise indicated is 1902 Wright Place, Suite 300, Carlsbad, California 92008.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Number of Shares Underlying Options	Percent (%)
Principal Stockholders
Rosewood Capital, L.P. (1) One Maritime Plaza, Suite 1401 San Francisco, CA 94111	1,526,812	39,500	15.7%
Royce and Associates (2) 1414 Avenue of the Americas New York, NY 10019	841,200	-	8.5%
Brightleaf Capital LLC (3) 324 Blackwell Street, Suite 520 Durham, NC 27701	812,844	-	8.2%
Alex Meruelo Living Trust (4) 9550 Firestone Blvd., Suite 105 Downey, CA 90241	730,200	-	7.3%

Directors, Director Nominees and Executive Officers
Ralph Rubio (5)	914,687	10,000	9.3%
Kyle A. Anderson (1)	1,526,812	39,500	15.7%
Craig S. Andrews (6)	13,217	64,500	*
Jack W. Goodall	25,000	99,500	1.2%
Timothy J. Ryan	2,500	64,500	*
William R. Bensyl	0	48,025	*
Loren C. Pannier	10,000	44,500	*
Daniel E. Pittard	11,000	0	*
Frank Henigman	2,000	5,667	*
Lawrence A. Rusinko	4,000	54,000	*
Gerry Leneweaver	600	79,000	*

All current directors and executive officers as a group (eleven persons)	2,509,816	509,192	28.9%

*	Less than 1% of the outstanding stock.

(1)
The shares reported as beneficially owned by Mr. Kyle A. Anderson include 1,526,812 shares held by Rosewood Capital L.P. Mr. Anderson is a founding and managing member of Rosewood Capital Associates L.L.C., the general partner of Rosewood Capital, L.P. Mr. Anderson disclaims beneficial ownership of all 1,526,812 shares, except for his pecuniary interest therein. According to a Schedule 13G filed with the SEC on March 21, 2006, Rosewood Capital L.P. and Rosewood Capital Associates L.L.C. have sole voting and dispositive power over all 1,526,812 shares and Mr. Anderson and Bryon K. Adams, a founding and managing member of Rosewood Capital Associates L.L.C. share voting and dispositive power over the 1,526,812 shares.

(2)	According to a Schedule 13G/A filed with the SEC on January 31, 2008, all 841,200 shares are beneficially owned by Royce and Associates, LLC.
(3)
According to a Schedule 13G/A filed with the SEC on February 14, 2008, Brightleaf Capital LLC (“Brightleaf Capital”) manages the investments for Brightleaf Partners Limited Partnership (“Brightleaf Partners”) and Blackwell Partners LLC (“Blackwell”). Brightleaf Capital beneficially owns 812,844 shares of Common Stock shares of common stock, which includes (i) 199,600 shares owned by Brightleaf Partners and (ii) 613,244 shares owned by Blackwell. In addition, Blackwell beneficially owns 613,244 shares of Common Stock.

(4)
According to a Schedule 13D filed with the SEC on February 25, 2008, 580,200 shares are beneficially owned by Alex Meruelo due to the fact that Mr. Meruelo is the Trustee of the Alex Meruelo Living Trust and the fact that the trust is revocable. Further, as of April 15, 2008, Mr. Luis Armona was the beneficial owner of 150,000 shares of our common stock.

(5)	Mr. Ralph Rubio holds 908,847 of the shares in trust for the benefit of him and his family. Mr. Rubio holds 5,840 of the shares as custodian for his children.
(6)	The shares reported as beneficially owned by Mr. Craig S. Andrews include 6,214 shares held by Bear Stearns, Trustee for Retirement Trust for Craig S. Andrews.

EXECUTIVE OFFICERS

As of April 15, 2008, our executive officers are as follows:

NAME	AGE	POSITION WITH THE COMPANY
Ralph Rubio	52	Chairman of the Board of Directors
Daniel E. Pittard	58	President and Chief Executive Officer
Frank Henigman	45	Senior Vice President and Chief Financial Officer
Lawrence Rusinko	47	Senior Vice President of Marketing
Gerry Leneweaver	61	Senior Vice President of People Services
Marc S. Simon	55	Senior Vice President of Operations
Ken C. Hull	52	Senior Vice President of Development

Ralph Rubio, our co-founder, has been chairman of the board since 2000. Mr. Rubio also served as our chief executive officer from 1983 to 2004 and interim president and chief executive officer from December 2005 to August 2006.  Prior to founding Rubio’s, Mr. Rubio was employed in restaurant management and in various other positions at the Old Spaghetti Factory, Hungry Hunter and Harbor House restaurant chains. Mr. Rubio holds a bachelor’s degree in Liberal Studies from San Diego State University and has more than 30 years of experience in the restaurant industry.

Daniel E. Pittard has been our president and chief executive officer and a member of our board since August 2006. Mr. Pittard’s diverse background brings unique qualifications for leadership at our company. He has served in key executive positions at companies including McKinsey & Company, PepsiCo, Inc. and Amoco Corp. (now part of BP p.l.c.). Mr. Pittard served a wide range of clients as a partner at McKinsey & Company from 1980 to 1992, including consumer companies for whom he helped to develop growth strategies and build new organizational capabilities. During his tenure at PepsiCo, Inc. from 1992 to 1995, he held several senior executive positions including senior vice president, operations for PepsiCo Foods International, and senior vice president and general manager, new ventures for Frito-Lay. In this latter position, he worked with Taco Bell Corp. to create retail products and introduce them into supermarkets. At Amoco Corp. from 1995 to 1998, he served as group vice president, and had responsibility for several businesses with over $8 billion in revenues, including Amoco Corp.’s retail business that had 8,000 locations. During his tenure, he entered into a strategic alliance with McDonald’s Corporation to build joint locations. From 1998 to 1999, Mr. Pittard served as senior vice president, strategy and business development for Gateway, Inc. In 1999, Mr. Pittard formed Pittard Investments LLC, and in 2004, he formed Pittard Partners LLC. Through these entities, Mr. Pittard has invested in and consulted for private companies. He served on the board of directors of Novatel Wireless, Inc. from 2002 to 2004. Mr. Pittard graduated from the Georgia Institute of Technology with a B.S. degree in Industrial Management and received an M.B.A. from the Harvard Graduate School of Business Administration.

Frank Henigman has been senior vice president and chief financial officer since June 2007. Prior to joining our company, Mr. Henigman served as director of accounting and risk control for Sumitomo Corporation of America/Pacific Summit Energy LLC located in Newport Beach, California from January 2005 to April 2006. At Sumitomo, Mr. Henigman was responsible for the accounting and reporting functions, risk management and control, contracts administration and credit control for Sumitomo’s North American energy marketing and trading firm. Prior to Sumitomo, Mr. Henigman served as director of finance at Shell Trading Gas & Power Co. from 1998 to 2004, where his responsibilities included the accounting and contract administration functions for a region with over a billion dollars in annual revenue. He also directed the regional financial forecasting and budgeting process from annual strategic planning through monthly reporting and analysis of financial performance and budget variances. Mr. Henigman has a Masters of Business Administration, Finance, Magna Cum Laude, from University of Southern California and a Bachelors of Science, Business Administration, Marketing, Cum Laude, from California State University, Northridge. Mr. Henigman has earned the designation as a Certified Management Accountant (CMA), a globally recognized certification for managerial accounting and finance professionals.

Lawrence Rusinko has been senior vice president of marketing since October 2005.  Prior to joining our company, Mr. Rusinko served as senior vice president of marketing at Friendly’s, a family dining and ice cream concept, from July 2003 until May 2005. Prior to that, Mr. Rusinko served at Panera Bread, as director of marketing from May 1995 until March 1997 and as vice president of marketing from April 1997 until July 2003. Prior to joining Panera Bread, he spent six years in various marketing positions of progressive responsibility at Taco Bell.  Mr. Rusinko holds a Bachelor of Science degree in Industrial Engineering from Northwestern University and an M.B.A, from the J.L. Kellogg Graduate School of Management at Northwestern University.

Gerry Leneweaver has been senior vice president of people services since June 2005.  Prior to joining our company, Mr. Leneweaver led his own human resources consulting firm, AGL Associates, in Boston from February 2004 to May 2005.  Prior to that, Mr. Leneweaver served as senior vice president of human resources at American Hospitality Concepts, Inc (The Ground Round, Inc.) from May 1999 to February 2004.  He has also been in senior management roles at TGI Friday’s, Inc., The Limited, Inc., Atari, Inc., and PepsiCo, Inc. (Pizza Hut and Frito-Lay).  He holds a Bachelor of Science degree in Industrial Relations from LaSalle University in Philadelphia.

Mark S. Simon has been senior vice president of Operations since November 2007. Prior to joining our company, Mr. Simon served as Chief Executive Officer for America’s Incredible Pizza Company in Tulsa, Oklahoma from October 2006 to August 2007. Prior to that, Mr. Simon worked for McDonald’s Corporation as Vice President for Corporate Development from 1994 to 1998. Mr. Simon led the team that brought Chipotle Mexican Grill into McDonald’s and later served as Regional Director for Chipotle from 1998 to 2006. Mr. Simon has a master’s degree in Fine Arts and a master’s degree in Library and Informational Science from Case Western Reserve University and a Bachelor of Arts degree from Ohio University.

Ken C. Hull has been senior vice president of Development since December 2007 Prior to joining our company, Mr. Hull was Vice President of Development and Franchising for Frisch’s Restaurants, Inc. in Cincinnati, Ohio from 1999 to 2007. Frisch’s is an operator of Big Boy and Golden Corral restaurants. Prior to joining Frisch’s in 1999, Mr. Hull served as Director of International Development and Director of International Real Estate for McDonald’s Corporation. Earlier in his career, Mr. Hull worked for Hardee’s and KFC in Real Estate management positions. Mr. Hull has a Bachelor of Science degree in Landscape Architecture and Urban Planning from Iowa State University.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 30, 2007 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our stockholders (1)	1,699,922	(3)	$8.55	899,386	(4)
Equity compensation plans not approved by our stockholders (2)	25,000		$3.05	—
Total	1,724,922			899,386

(1)	Consists solely of the 1999 Stock Incentive Plan, the 1999 Employee Stock Purchase Plan and the 2006 Executive Incentive Plan.
(2)
Consists solely of outstanding options to purchase 25,000 unregistered shares of our common stock granted to Mr. Goodall in October 2001. These options vested and became exercisable during the six-month period after the grant date. The per share exercise price in effect under these options is $3.05, which was the fair market value per share of our common stock on the grant date.

(3)
Excludes purchase rights accruing under our 1999 Employee Stock Purchase Plan, which has a stockholder approved reserve of 200,000 shares. Under the 1999 Employee Stock Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semi-annual intervals on the last U.S. business day of January and July each year at a purchase price per share equal to 85% of the lower of (i) the fair market value per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the fair market value per share on the semi-annual purchase date. None of our employees currently participates in our 1999 Employee Stock Purchase Plan.

(4)
Consists of shares available for future issuance under the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan. As of December 30, 2007, an aggregate of 200,000 shares of common stock were available for issuance under the 1999 Employee Stock Purchase Plan, and 699,386 shares of common stock were available for issuance under the 1999 Stock Incentive Plan. The number of shares of common stock available for issuance under the 1999 Stock Incentive Plan automatically increases on the first trading day of January each calendar year by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 450,000 shares of common stock. None of our employees currently participate in the Employee Stock Purchase Plan. Any awards made pursuant to the terms of the 2006 Executive Incentive Plan are settled from the shares of common stock reserved for issuance under the 1999 Stock Incentive Plan.

EXECUTIVE COMPENSATION

Our compensation program is designed to attract and retain talented executives, motivate them to achieve our key financial, operational and strategic goals and reward them for superior performance. We believe that attracting and retaining high caliber executives and providing them with appropriate performance incentives are critical steps to helping us achieve our financial, operational and strategic goals and building long-term value for our stockholders.

Our compensation committee is responsible for recommending to our full board of directors for approval the annual compensation and compensation plans for the members of our Executive Leadership Team (“ELT”), which currently includes the following seven executives: our chairman of the board, our president and chief executive officer, our chief financial officer, our senior vice president of operations, our senior vice president of marketing, our senior vice president of development and our senior vice president of people services. The compensation committee also approves the compensation programs for our other employees on an annual basis. The compensation of these employees is typically based on their employment grade level within our organization and their individual performance during the fiscal year as determined through an annual review process.

Overview of Executive Compensation Program

The elements of our executive compensation program are geared toward providing the members of our ELT with both short and long-term performance incentives. The elements of our executive compensation program include:

Base Salary

Short-Term Incentives

•	Performance-based cash bonus awards.

Long-Term Incentives

•	Stock option awards; and

•	Performance-based restricted stock awards.

We also provide the members of our ELT with insurance and a limited number of additional benefits that are typical for companies in our industry. Each of these compensation elements is described in more detail below.

In determining the appropriate compensation to be awarded to the members of our ELT, our compensation committee considers the following objectives:

• Overall Compensation Should Be Directly Tied To Our Financial Performance.  We strive to directly link the compensation of the members of our ELT to our financial performance during the applicable fiscal year. For compensation purposes, we focus on two financial measures to evaluate our financial performance. For our Short Term Incentive program which consists of performance-based cash bonus awards, we focus on return on equity (“Return on Equity”) to evaluate our financial performance. We calculate Return on Equity by dividing our net earnings during a fiscal year by our average stockholders’ equity during the fiscal year. For our performance-based restricted stock awards, we focus on total return to stockholders (“Total Return to Stockholders”) to measure our financial performance. We define Total Return to Stockholders as the compounded annual growth rate in our common stock (assuming dividends are reinvested into shares of common stock) during a fiscal year. We believe that these two financial measures are highly correlated with our financial performance. Further, we believe that if our financial performance is in the 25th percentile of our industry, the members of our ELT should receive compensation in the 25th percentile. Similarly, if our financial performance is in the 75th percentile of our industry, the members of our ELT should receive compensation in the 75th percentile. As discussed below, the compensation committee selected a peer group of companies in the restaurant industry to establish targets for our Return on Equity and Total Return to Stockholders financial measures.

• A Substantial Portion of Executive Compensation Should Be Performance-Based.  We believe that a substantial portion of the compensation received by each member of our ELT should be directly tied to and contingent upon the performance of our company as a whole and the executive’s individual contribution and performance. To support this objective, our board adopted a 2006 Executive Incentive Plan (the “2006 Plan”). Our stockholders approved the 2006 Plan at our 2006 annual meeting. Under the 2006 Plan, our compensation committee can award performance-based compensation in the form of cash bonuses and restricted stock awards. For each award granted under the 2006 Plan, the compensation committee will select the measurement period, the executives and other employees eligible to participate in the 2006 Plan, the amount of cash or number of shares of common stock subject to the award and the business criteria and performance goals to be achieved under the award. At the end of the applicable measurement period, the compensation committee will also determine whether the performance goals have been achieved and the amount to be paid to each participant or the extent to which a stock award has vested. Cash awards to any one participant in any one fiscal year cannot exceed $2 million and restricted stock awards to any one participant in any one fiscal year cannot exceed 300,000 shares of common stock. All restricted stock awards under the 2006 Plan will be settled from the shares of common stock reserved for issuance under our 1999 Stock Incentive Plan (the “1999 Plan”), or any other stock option, equity incentive or similar plan adopted subsequently and approved by our stockholders, including our proposed 2008 Equity Incentive Plan discussed as Proposal 2 below.

• Equity Awards Should Comprise a Substantial Portion of Executive Compensation. We believe that a substantial portion of executive compensation should be delivered in the form of stock awards in order to align the long-term interests of our executives with those of our stockholders and in order to provide a retention incentive to our executives.

• Our Executive Compensation Should Be Competitive and Fair. In order to help us attract and retain talented executives, we believe that our compensation programs should be competitive when compared to our peers but also be perceived as fair, when considered both externally as well as internally.

Compensation Process

Our compensation committee conducts a formal review of our compensation program annually. As part of this process, the compensation committee evaluates the existing compensation of each member of our ELT, each executive’s individual contributions and performance, our overall financial performance, including our Return on Equity and Total Return to Stockholders, and our success in achieving our financial, operational and strategic goals during the fiscal year. The compensation committee also evaluates relevant market data on executive compensation.

Because we compete with many larger companies for top executive-level talent, the compensation committee targets the compensation of the members of our ELT at approximately the 50th percentile of the compensation offered to similarly situated executives in our industry. The compensation committee utilizes performance-based compensation elements, including annual performance-based cash bonus awards and restricted stock awards, to effectively raise or lower the overall compensation received by the members of our ELT from the 50th percentile based on our financial performance, including our Return on Equity and Total Return to Stockholders, during the fiscal year, and the executive’s individual performance and contribution. As a result of the use of performance-based compensation elements, if our executives do not receive performance-based cash bonus awards or vest in their restricted stock awards as a result of poor performance by our company, their overall compensation should effectively drop below the 50th percentile of the compensation of the executives in our industry.

To assist in the evaluation of our executive compensation program, our compensation committee retained a national executive compensation firm, the Hay Group Management Limited, or the Hay Group. Each year the Hay Group evaluates elements of the compensation received by the members of our ELT and reports back to the Compensation Committee. This was done in December 2006 for fiscal year 2007, and in December 2007 for fiscal year 2008. The Hay Group then compares each executive’s compensation to the executive compensation data in a survey prepared by the Chain Restaurant Compensation Association. Based on this survey and its analysis, the Hay Group recommends the appropriate target compensation levels so that our executives would be compensated at approximately the 50th percentile of executives in our industry. To ensure that the survey data was applicable to our operations, our compensation committee requested the Hay Group to include compensation data for companies in the Chain Restaurant Compensation Association survey that had revenues between $350 to $999 million per year.

As discussed, one of the primary objectives of our executive compensation program is to align the compensation of our ELT members with the interests of our stockholders. As a result, a substantial portion of the compensation offered to our ELT members is tied directly to and contingent upon the financial performance of our company as well as the executive’s individual contribution and performance. The compensation committee primarily uses Return on Equity and Total Return to Stockholders to evaluate our financial performance during a fiscal year. For fiscal year 2007, the compensation committee selected the following 38 companies in the restaurant industry to establish targets for our Return on Equity and Total Return to Stockholders financial measures:

• Yum Brands • Papa John’s • Ruth Chris • Darden • Starbucks • Sonic • CKE Restaurants • Tim Horton’s • CBRL Group • CEC Entertainment • Applebee’s • Brinker • Ruby Tuesday • McDonalds • Panera Bread
•   PF Chang’s
•   IHOP
•   Cheesecake Factory
•   Red Robin
•   Jack in the Box
•   California Pizza Kitchen
•   Texas Roadhouse
•   RARE Hospitality
•   Buffalo Wild Wings
•   OSI Restaurant Partners
•   Steak N Shake
•   Wendy’s
•   McCormick & Schmicks
•   Bob Evans
•  Chipotle Mexican Grill
• Landry’s Restaurants • Ryan’s Family Steakhouse • Morton’s • O’Charley’s • Denny’s Corp • Caribou Coffee • AFC Enterprises • Cosi

Our compensation committee believes this diverse group of restaurants sets an appropriate standard against which to measure our relative financial performance.

For fiscal 2008, our compensation committee selected 39 peer companies in the restaurant industry to establish targets for our financial measures. The compensation committee started with the peer group listed above, and then removed the following companies: Sonic, OSI Restaurant Partners, Ryan’s Family Steakhouse, Denny’s and AFC Enterprises and added the following companies: Benihana, Kona Grill, Peet’s Coffee & Tea, Krispy Kreme, BJ’s Restaurants and Burger King. The compensation committee decided to make these changes because some of the companies used in our 2007 peer group went private and some of the companies had a drop in their Return on Equity which made a comparison to our company less meaningful.

Components of Compensation

As indicated above, we compensate the members of our ELT through base salary and a combination of short-term incentives and long-term incentives, with the overall goal to motivate our key executives to help us achieve our key financial, operational and strategic goals and build long-term value for our stockholders.

Base Salary. We provide the members of our ELT with a base salary to compensate them for services provided to our company during the fiscal year. In setting base salaries for our ELT members, the compensation committee considers the individual performance and contributions of the executive, our overall financial performance and relevant market data. The compensation committee will evaluate and set the base salaries for our ELT members on an annual basis in connection with performance reviews, as well as upon a promotion or other change in responsibility.

During 2007, the compensation committee approved an adjustment in base salary for Frank Henigman, our Chief Financial Officer, in connection with his promotion to this position. For fiscal year 2008, the compensation committee determined not to increase the base salaries of the members of our ELT from the salaries these individuals received in fiscal year 2007 as a result of our financial performance. For fiscal 2008, the base salaries of our named executive officers are as follows:

Name and Title	Base Salary
Ralph Rubio, Chairman of the Board	$222,606
Daniel E. Pittard, President and Chief Executive Officer	$400,000
Frank Henigman, Chief Financial Officer	$215,000
Lawrence Rusinko, SVP Marketing	$235,000
Gerald Leneweaver, SVP People Services	$210,000

Short-Term Incentives. We provide annual performance-based cash bonus awards to the members of our ELT that are intended to reward our executives for their performance during a fiscal year. Our compensation committee is responsible for setting the target and maximum bonus amounts that may be awarded and approving the corporate and individual performance goals and criteria that will be evaluated following the completion of the fiscal year in determining the percentage of the target bonus amounts to be awarded. The target bonus amounts for each eligible employee will generally be set at a percentage of his or her base salary.

After the end of each fiscal year, the compensation committee, with input from our chief executive officer, will evaluate our company’s and each executive’s performance relative to the corporate and individual performance goals set for the fiscal year. Following this evaluation, the compensation committee will be responsible for setting the actual bonus amounts to be awarded. To reward exceptional performance in certain circumstances, the compensation committee may determine that a supplemental bonus in excess of the target bonus is appropriate and justified. However, individual incentive payments are not an entitlement and may be decreased at the sole discretion of the compensation committee.

The compensation committee evaluated our financial performance for fiscal year 2007, and determined that no bonuses (performance-based, discretionary or supplemental) should be paid to the members of our ELT for fiscal year 2007.

For fiscal year 2008, the compensation committee set the target bonus levels for the members of our ELT at the same levels as approved for fiscal year 2007. Specifically, each member of our ELT will be eligible to receive a cash bonus between 0 to 200% of the target bonus amount set for such executive based on our Return on Equity during fiscal year 2008. For all members of our ELT, except our president and chief executive officer and our chairman of the board, 70% of such payment will be based on our Return on Equity during the fiscal year and 30% will be based on the individual performance of the ELT member. The bonuses for our president and chief executive officer and our chairman of the board will be based solely on our Return on Equity during the fiscal year.

Name and Title	Target as a Percentage of Base Salary	Target Bonus Amount
Ralph Rubio, Chairman of the Board	37.5%	$83,477
Daniel E. Pittard, President and Chief Executive Officer	50%	$200,000
Frank Henigman, Chief Financial Officer	35%	$75,250
Lawrence Rusinko, SVP Marketing	35%	$82,250
Gerald Leneweaver, SVP People Services	25%	$52,500

Long-Term Incentives. In accordance with the 2006 Plan, our compensation committee adopted a long-term incentive program for the members of our ELT consisting of stock option grants and restricted stock awards. We believe that equity incentive awards help further our compensation objectives by encouraging our executives to remain with us through at least the vesting period for these awards and by providing them with an incentive to continue to focus on our long-term financial performance and increasing stockholder value. The overall amount of the equity award granted to our executives is determined based on market data and varies among participants based on their position with us.

Stock Option Awards. Under the long-term incentive program, our compensation committee grants stock options under our 1999 plan. The stock options have an exercise price equal to the fair market value of our common stock on the date of grant. Typically, the stock options vest and become exercisable in three equal annual installments, commencing one year after the date of grant. Vesting may be accelerated in the event of certain corporate transactions in accordance with the terms of the 1999 Plan.

In June and July 2007, our compensation committee issued Mr. Henigman stock option awards to purchase 9,000, and 40,000 shares of common stock, respectively, in connection with his appointment as our chief financial officer. These options vest in three equal annual installments over period of three years. In December 2007, our compensation committee granted stock option awards as follows: Messrs. Rusinko, Henigman and Leneweaver were granted non-qualified stock options to purchase up to 24,000 shares and Mr. Pittard was granted a stock option to purchase up to 75,000 shares, all at an exercise price of $9.08 per share, which was the fair market value of our common stock on the date of grant. These stock options vest and become exercisable three years after the date of grant. In accordance with the terms of their employment offer letter agreement, Messrs. Simon and Hull were each granted stock options to purchase up to 75,000 shares of common stock at an exercise price of $9.08 per share, which was the market value of our common stock on the date of grant. We did not grant any stock options to our chairman of the board in fiscal 2007.

Our compensation committee agreed to grant stock options to the members of our ELT in lieu of performance-based restricted stock awards for fiscal year 2008 because it was determined that issuing stock options provide the executive’s with compensation only if our share price increases and are less expensive to administer than performance based restricted stock awards based on SFAS 123R.

Performance-Based Restricted Stock Awards. In fiscal 2006, under the long-term incentive program, we granted performance-based restricted stock awards to members of our ELT as described in the following paragraph. These restricted stock awards, granted pursuant to the 1999 Plan, govern a thirty-six month performance period through December 2009. The unvested portion of any of the restricted stock awards may be accelerated in the event of certain corporate transactions if, after giving effect to the purchase price, merger consideration or other similar value paid in such transaction, our company has achieved a compounded annual growth rate in our common stock (assuming dividends are reinvested) (“CAGR”) of between 8% and 18% through the date of such transaction. In fiscal 2007, our company did not achieve a CAGR in our common stock of between 8% and 18%, and the vesting with respect to the portion of the shares represented by the restricted stock awards for that performance period were forfeited.

For fiscal year 2008, our compensation committee elected not to grant any additional performance-based restricted stock awards to the members of our ELT. The executives are still eligible to vest in the restricted stock awards previously issued to such executives based on our financial performance during fiscal years 2008 and 2009.

Stock and Option Grant Practices.

Our compensation committee has adopted a policy that governs the approval and timing of all stock and option awards granted to new and current employees, including members of our ELT. Our compensation committee’s approval includes the eligible participants, type of awards, the performance criteria, where applicable, the size of the award for each participant, as well as the other terms of the awards. The policy provides that all stock and option awards are granted on a quarterly basis at pre-determined meeting dates of the compensation committee. Our compensation committee grants the equity awards in accordance with the dates fixed by this policy whether or not we are aware of any material non-public information (whether positive or negative) at the time of grant. Because the equity awards do not vest or have any realizable value for at least one year, we do not believe it is important whether we are aware of any material non-public information on the date of grant.

The value of shares underlying any stock grant and the exercise price of any option grant is determined by reference to the fair market value of such shares, which the 1999 Plan defines as the closing price of our common stock on the NASDAQ Global Market on the date of grant. The amount of realizable value related to such awards will be determined by our stock price on the date the awards vest and therefore will be determined by our financial performance in the time prior to vesting. Whether the stock price moves up or down shortly after the grant date is largely irrelevant for purposes of the equity awards. The majority of our option grants vest over thirty-six months.

Other Benefits. In order to attract, retain and pay market levels of compensation, we provide the members of our ELT with the following benefits:

Health Insurance. We provide our employees, including the members of our ELT, and their eligible dependents, health, dental and vision insurance coverage. In addition, we offer the members of our ELT, and their eligible dependents, supplemental medical reimbursement insurance. This supplemental plan provides an annual benefit of up to $50,000 per covered employee or family unit for unreimbursed medical expenses during a calendar year (subject to a $5,000 per occurrence limit). For fiscal 2006 and 2007, the aggregate cost of this plan was less than $40,000 for the ELT participants.

Life and Disability Insurance. We provide each of our executives with the same disability and/or life insurance as we make available to our other eligible employees.

Pension Benefits. We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our employees are eligible to participate in our 401(k) contributory defined contribution plan. We make matching contributions to the 401(k) plan at a rate of 25% of the first 6% of salary contributed by the employee. None of the members of our ELT were eligible to participate in the 401(k) plan during fiscal 2006 or fiscal year 2007.

Nonqualified Deferred Compensation Plan. Members of our ELT are eligible to participate in our 401(k) plan, but participation is limited due to plan discrimination tests for highly compensated employees (HCEs). Because of this, our compensation committee approved a non-qualified, unfunded retirement savings plan (the “Deferred Compensation Plan”), with an effective date as of January 1, 2008.  Members of our ELT, our directors and employees with salaries over $90,000 per year are eligible to participate in the Deferred Compensation Plan. The Deferred Compensation Plan provides the opportunity for participants to defer up to 80% of their base salary, 100% of their bonuses, and 100% of their director fees. Any deferrals will be 100% vested. The Deferred Compensation Plan also provides for additional discretionary employer contributions, if any, determined by the compensation committee annually. In 2008, participating employees will receive a company match equal to 25% of the first 6% of compensation deferred. Vesting on employer contributions is determined by the compensation committee. For 2008, the vesting schedule is the same as provided to the participants in our 401(k) plan.

Perquisites. We limit the perquisites that we make available to our executive officers. Our executives are entitled to few benefits such as relocation expenses upon their initial hire, a discount food card that applies to our restaurants, tickets for a limited number of sporting events and other benefits with de minimis value that are not otherwise available to all of our employees.

Severance Plan

In April 2006, our Board approved a severance pay plan (the “Severance Plan”) to provide eligible employees temporary and short-term pay continuation whose employment is terminated for certain reasons as defined in the Severance Plan. Benefits under the Severance Plan are limited to employees classified as Vice Presidents and above, Director level employees, and Restaurant Support Center Managers, including District Managers. An employee is eligible for severance benefits under the Severance Plan only if we, in our sole discretion, determine the employee’s employment is being terminated involuntarily for any of the following reasons: (i) a reduction in staff or layoff; (ii) position elimination; (iii) closure of a business unit or location; (iv) organization restructuring; (v) permanent disability; or (vi), such other circumstances as we deem appropriate for the payment of severance benefits. An employee is not eligible for severance benefits, unless we provide otherwise in writing, if we determine in our sole discretion that the employee’s employment terminated for any of the following reasons: (i) resignation or other voluntary termination of employment; (ii) failure to return from a leave of absence; (iii) death; (iv) termination due to misconduct; (v) termination for violation of our company’s policy, and/or “Non-Negotiables” as defined in the Team Member Handbook; or (vi) termination due to failure to meet performance standards established by us or identified in any communication, whether written or oral, with the employee.

If eligible for severance under this Plan, a member of our ELT will receive six months of base salary. The severance payments are subject to applicable federal and state withholding taxes, and subject to the execution and delivery of a general release in form and substance satisfactory to us and our legal counsel. This Severance Plan is intended to supersede and replace any preexisting severance agreements or arrangements, except for our arrangement with Mr. Pittard discussed below.

Employment, Termination of Employment and Change in Control Arrangements

On August 21, 2006, we entered into an employment offer letter agreement with Mr. Pittard, which is terminable at will. Mr. Pittard’s letter agreement provides for, among other things: (i) an initial annual base salary of $400,000, subject to review by the compensation committee of the board, (ii) eligibility to participate in the cash bonus plan for senior management at a rate of up to 50% of his base salary, (iii) a sign-on bonus equal to the pro rata portion of his cash bonus for fiscal year 2006 if we met or exceeded management’s forecast for the remainder of the fiscal year ending 2006, (iv) a non-statutory stock option to purchase up to 300,000 shares of common stock at an exercise price equal to the fair market value of the common stock on August 21, 2006, Mr. Pittard’s start date, pursuant to our 1999 Plan, (v) an award of restricted stock units representing 42,500 shares of common stock for the performance period 2007 to 2009 when the compensation committee grants awards for that period, subject to the performance goals and objectives fixed by the compensation committee pursuant to our 2006 Plan, and (vi) eligibility to participate in all of our employee benefit and welfare plans available to senior management.

Mr. Pittard also will be entitled to participate in the Severance Plan, whereby he will be paid an amount equal to six months base salary if his employment is terminated by us for reasons other than misconduct, as defined in the 1999 Plan (ignoring the last sentence of such definition), or in the event he resigns for good reason, as such term is defined in the employment offer letter agreement, subject to signing our standard release agreement and settling all amounts owed to us. In addition, Mr. Pittard will be entitled to reimbursement of COBRA premiums (or payment of a comparable amount if he does not participate in our health insurance plan) for the period of severance or until he becomes eligible to participate in another employer’s group benefit plan, whichever occurs first. This would include the health and welfare benefit plans (excluding the 401(k) plan) and life insurance.

Notwithstanding anything to the contrary in the Severance Plan, if Mr. Pittard’s employment is terminated by us or our successor or assigns after an acquisition of more than 50% of the outstanding voting securities of the Company pursuant to a tender or exchange offer or a corporate transaction, as defined in the 1999 Plan, (any such event a “CIC Transaction”), Mr. Pittard will be eligible to receive severance in an amount equal to 24 months base salary less any salary received since the effective date of the transaction. If, after any CIC Transaction, Mr. Pittard voluntarily resigns his employment with us or our successor or assigns, Mr. Pittard will be entitled to receive severance in an amount equal to 12 months base salary less any salary received since the effective date of the transaction.

In addition, in the event of any CIC Transaction, the exercisability of his non-statutory stock option to purchase up to 300,000 shares of common stock, as well as the vesting of his restricted stock units (subject to certain exceptions as described in the employment offer letter agreement), shall be fully accelerated in the event a successor or assigns does not assume such option or our obligation to deliver shares under the restricted stock unit agreement.

Limitation of Liability and Indemnification of Officers

Our amended and restated certificate of incorporation limits the liability of our officers to the maximum extent permitted by Delaware law. Delaware law provides that a corporation may eliminate the personal liability of its officers for monetary damages for breach of their fiduciary duties as officers, except liability for any of the following acts:

•	breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the officer derived an improper personal benefit.

Our amended and restated certificate of incorporation also provides that we will indemnify our officers to the fullest extent permitted by Delaware law.

Our restated bylaws provide that (i) we are required to indemnify our directors and executive officers to the fullest extent permitted by the Delaware law, subject to certain very limited exceptions, (ii) we are required to advance expenses, as incurred, to our officers in connection with a legal proceeding to the fullest extent permitted by the Delaware law, subject to certain very limited exceptions and (iii) the rights conferred in the restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our officers to give these individuals additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and restated bylaws and to provide additional procedural protections. We intend to enter into indemnification agreements with any new officers in the future. We have obtained directors’ and officers’ insurance providing coverage for all of our officers for certain liabilities. We believe that these provisions and this insurance are necessary to attract and retain qualified officers.

Tax and Accounting Considerations

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to our chief executive officer and our other four highest paid executive officers. Qualifying performance-based compensation will not be subject to this deduction limit if certain requirements are met. The non-performance-based compensation paid in cash to our executive officers in 2007 did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance-based compensation to be paid to our executive officers for 2008 will exceed that limit.

The compensation committee has and will continue to periodically review and consider the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. The compensation committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Accounting for Stock-Based Compensation. We adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment,” on December 26, 2005, which requires that we recognize as compensation expense the fair value of all stock-based awards, including stock options, granted to employees and others in exchange for services over the requisite service period. For more information regarding our application of SFAS No. 123(R), please refer to “Note 1. Summary of Significant Accounting” in the Notes to our Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 31, 2008.

Summary Compensation Table

The following table sets forth the compensation earned by our principal executive officer, our principal financial officer and our three most highly compensated executive officers for the fiscal years ended December 31, 2006 and December 30, 2007. Our co-founder, Ralph Rubio, served as our interim chief executive officer and president until Mr. Pittard was hired in August 2006. These six officers are referred to as our “named executive officers” in this proxy statement. Bonuses are generally paid in the year following the year in which the bonus is earned. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($) (6)	Total ($)
Daniel E. Pittard - President and Chief	2006	130,769	72,880	6,120	124,534	7,269	341,572
Executive Officer (PEO) (2) (8)	2007	400,000	—	78,711	346,517	9,265	834,493
Ralph Rubio - Chairman of the Board (3)	2006	287,991	—	—	—	12,103	300,094
	2007	224,387	—	—	—	8,499	224,387
Frank Henigman – Senior Vice President	2007	166,198	—	4,762	77,862	1,001	249,823
and Chief Financial Officer (PFO) (7)
John Fuller - Vice President and Chief	2006	227,115	—	870	35,299	4,803	268,087
Financial Officer (PFO) (7)	2007	120,792	—	19,058	24,493	2,347	166,690
Lawrence Rusinko - Vice President,	2006	235,000	—	870	125,856	199,937	561,663
Marketing (4)	2007	235,000	—	19,058	100,810	4,639	359,507
Gerald Leneweaver - Vice President,	2006	210,000	—	870	753	46,518	258,141
People Services (5)	2007	210,000	—	19,058	25,799	5,755	260,612

(1)
The value of the stock awards and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards granted to employees in exchange for services over the requisite service period, which is typically the vesting period.

(2)	Mr. Pittard became our chief executive officer and president on August 21, 2006.
(3)	Mr. Rubio served as our interim chief executive officer and president until August 20, 2006.
(4)	All Other Compensation for fiscal 2006 for Mr. Rusinko includes a relocation reimbursement of $191,974.
(5)	All Other Compensation for fiscal 2006 for Mr. Leneweaver includes a relocation reimbursement of $38,058.
(6)	Primarily includes relocation reimbursements, payment of supplemental medical reimbursement insurance premiums and claims and tickets for a limited number of sporting events.
(7)	Mr. Fuller resigned and was replaced by Mr. Henigman effective May 2007
(8)
In accordance with the terms of his employment offer letter agreement, Mr. Pittard earned a sign-on bonus of $72,880 for fiscal 2006 for meeting or exceeding management’s forecast from his hire date in August 2006 through the end of the fiscal year. We paid this bonus to Mr. Pittard in fiscal 2007.

Grant of Plan-Based Awards

The following table sets forth information regarding stock options and restricted stock awards granted to our named executive officers during the fiscal year ended December 30, 2007.

Name	Grant Date	Approval Date	All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Dan Pittard	12/13/07	12/13/07	—	75,000	9.08	9.08	338,940
Ralph Rubio	—	—	—	—	—	—	—
Frank Henigman	06/11/07	06/11/07	—	9,000	11.05	11.05	50,798
	07/25/07	07/25/07	—	40,000	9.87	9.87	196,359
	12/13/07	12/13/07	—	24,000	9.08	9.08	108,461
Lawrence Rusinko	12/13/07	12/13/07	—	24,000	9.08	9.08	108,461
Gerald Leneweaver	12/13/07	12/13/07	—	24,000	9.08	9.08	108,461

(1) The grant date fair value of the stock and option awards has been computed in accordance with SFAS 123R.

The exercise price per share of each option was equal to the fair market value of our common stock on the date of grant. The options granted in December to Mr. Henigman in June and July vest at a rate of one-third per year for three years. The options granted to Messrs. Pittard, Henigman, Rusinko and Leneweaver vest after three years. The vesting of the options held by these individuals will accelerate in full upon a corporate transaction or a change in control of the Company (each as defined in our 1999 Plan) if the options are not assumed by the successor entity. If the options are assumed by the successor entity in connection with a corporate transaction or change in control, they will continue to vest according to the vesting schedule described above, but will be subject to full acceleration if the executive is terminated involuntarily (as defined in our 1999 Plan) within a period of up to 18 months after the corporate transaction or change in control. Additionally, the Compensation Committee of the board of directors, as plan administrator of our 1999 Plan, has the authority to provide for accelerated vesting of any outstanding options or waiver of forfeiture restrictions of unvested stock, for any reason, including upon a change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards held by our named executive officers as of December 30, 2007. The table also shows unvested and unearned stock awards (multiple-condition awards based on service and market performance) assuming a market value of $8.36 per share (the closing market price of our stock on December 28, 2007).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Daniel E. Pittard	—	300,000	—	8.20	08/21/16	31,875	266,475
	—	75,000	—	9.08	12/13/17

Ralph Rubio	10,000	—	—	7.375	01/14/10	—	—

Frank Henigman	1,667	3,333	—	9.26	04/24/16	1,333	11,144
	1,000	2,000	—	9.60	12/21/16
	3,000	6,000	—	11.05	06/11/17
	—	40,000	—	9.87	07/25/17
	—	24,000	—	9.08	12/13/17

Larry Rusinko	50,000	25,000	—	9.05	10/13/15	5,333	44,584
	4,000	8,000	—	9.60	12/21/16
	—	24,000	—	9.08	12/13/17

Gerry Leneweaver	75,000	—	—	9.70	06/13/15	5,333	44,584
	4,000	8,000	—	9.60	12/21/16
	—	24,000	—	9.08	12/13/17

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2007 for the named executive officers.

	Option Awards		Stock Awards
Name (1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting (#)	Value Realized on Vesting ($)
John Fuller	108,333	$694,750	—	—

(1) There were no exercises or vesting events in 2007 for any named executive officer other than as set forth in this table.

DIRECTOR COMPENSATION

The compensation committee is responsible for evaluating and recommending to the full board the compensation to be paid to the non-employee members of our Board for their Board service. In fiscal 2006, the compensation committee retained the Hay Group to evaluate the compensation programs for the Board. Based on the recommendations of the compensation committee and the Hay Group, our Board approved a new compensation program for non-employee directors in April 2006 (the “Director Program”). The Director Program became effective after the completion of our 2006 annual meeting of stockholders. No compensation is paid to any director who is also an employee of our company.

Director Fees

Beginning after the completion of the 2006 annual meeting of stockholders, each non-employee director receives an annual retainer of $20,000, payable in four equal quarterly installments. The non-employee directors also receive $2,000 for each Board meeting he attends and $1,000 for each committee meeting attended, whether in person or by telephone. We also pay the chairs of each of our three Board committees an annual payment of $10,000 for their services as chairman, payable in four equal quarterly installments. Non-employee directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

Fee Deferral Program

In 2003, we adopted a fee deferral program for the non-employee members of our Board. This fee deferral program has two separate components: (i) the director may defer their fees and have them applied to the acquisition of stock options under our 1999 Plan and (ii) the director may defer their fees and have them applied to a deferred compensation plan. Each year, non-employee directors may allocate all, none or a portion of their fees to either the purchase of stock under the 1999 Plan or to the deferred compensation plan.

During fiscal 2006 and 2007, Mr. Bensyl elected to receive his quarterly and annual payments as immediately exercisable, fully vested common stock options at the fair market value of our common stock on the grant date in lieu of cash payment. During fiscal 2006 and 2007, Mr. Pannier elected to defer a portion of his fees and have them applied to the deferred compensation plan.

Stock Option Awards

Under the automatic option grant program in effect under our 1999 Plan, each individual who joins our board as a non-employee director will receive, at the time of such initial election or appointment, an automatic option grant to purchase between 15,000 and 25,000 shares of our common stock, provided the person has not previously been employed by us or any parent or subsidiary of ours. Each option granted under the automatic option grant program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a member of our board of directors. Each option will accelerate and become exercisable for all of the option shares immediately prior to the consummation of any merger or asset sale and will terminate immediately after such transaction if not exercised prior thereto. In April 2006, the Board indefinitely suspended the annual option grants under the automatic option grant program.

Under the Director Program, on the date of each annual stockholders’ meeting, each individual who continues to serve as a non-employee board member will be granted an annual award under the 1999 Plan of restricted stock units for 4,500 shares of our common stock, which will vest upon the earlier of the expiration of 12 months of continuous service as a director or the director’s death, or permanent disability, a change of control or a corporate transaction, as such terms are defined in the 1999 Plan.

In fiscal 2006 and 2007, each non-employee director received restricted stock units for 4,500 shares of our common stock.

Director Summary Compensation Table

The following table summarizes director compensation during the fiscal year ended December 30, 2007.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		Total ($)

Ralph Rubio	—		—	—		—		—

Daniel E. Pittard	—		—	—		—		—

Kyle A. Anderson	41,597	(4)	35,285	—		—		76,882

Craig S. Andrews	52,000		35,285	—		—		87,285

William R. Bensyl	—		35,285	53,368	(2)	—		88,653

Jack W. Goodall	43,081		35,285	—		—		78,366

Loren C. Pannier	—		35,285	—		51,000	(3)	86,285

Timothy J. Ryan	20,000		35,285	—		—		55,285

(1) Amounts in this column reflect the dollar amounts that were recognized in fiscal 2007 for financial statement reporting purposes under SFAS 123R with respect to option awards granted to our directors in and prior to fiscal 2007.
(2) Mr. Bensyl elected to receive his quarterly and annual payments as immediately exercisable, fully vested common stock options at the fair market value of our common stock on the grant date in lieu of cash payment.
(3) Mr. Pannier elected to defer a portion of his fees and have them applied to the deferred compensation plan.
(4) All of these fees were paid to Rosewood Advisors, LLC.

Limitation of Liability and Indemnification of Directors

Our amended and restated certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation may eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

•	breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation also provides that we will indemnify our directors to the fullest extent permitted by Delaware law.

Our restated bylaws provide that (i) we are required to indemnify our directors to the fullest extent permitted by the Delaware law, subject to certain very limited exceptions, (ii) we are required to advance expenses, as incurred, to our directors in connection with a legal proceeding to the fullest extent permitted by the Delaware law, subject to certain very limited exceptions and (iii) the rights conferred in the restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors to give these individuals additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and restated bylaws and to provide additional procedural protections. We intend to enter into indemnification agreements with any new directors in the future. We have obtained directors’ and officers’ insurance providing coverage for all of our officers for certain liabilities. We believe that these provisions and this insurance are necessary to attract and retain qualified directors.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the compensation discussion and analysis required by Item 402(b) of Regulation S-K contained in the sections titled “Executive Compensation” and “Director Compensation” in this proxy statement. Based on these reviews and discussions, the compensation committee recommended to our board that the compensation discussion and analysis contained in these sections be included in this proxy statement.

Submitted by the compensation committee of the board:

William R. Bensyl, Chairman	Craig S. Andrews	Jack W. Goodall

Audit Committee Report

Under the guidance of a written charter approved by our board, the purpose of the audit committee is to oversee the accounting and financial reporting processes of our company and audits of our consolidated financial statements. The responsibilities of the audit committee include appointing and providing for the compensation of our independent registered public accounting firm. The audit committee consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by the NASDAQ Stock Market.

Management has primary responsibility for the system of internal controls and the financial reporting process. Our independent registered public accounting firm has the responsibility to express an opinion on the consolidated financial statements based on an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States). The audit committee appointed KPMG LLP to audit our consolidated financial statements for the fiscal year 2007.

The audit committee is kept apprised of the progress of the documentation, testing and evaluation of our system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the audit committee receives periodic updates provided by management at each regularly scheduled audit committee meeting. The audit committee also holds regular private sessions with KPMG LLP to discuss their audit plan for the year, the consolidated financial statements and risks of fraud.

The audit committee pre-approves all services to be provided by KPMG LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full audit committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the audit committee may have delegated authority from the audit committee to pre-approve additional services, and such pre-approval is later reported to the full audit committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to KPMG LLP for services in fiscal years 2007 and 2006.

In this context and in connection with the audited consolidated financial statements contained in our Annual Report on Form 10-K, the audit committee:

•	reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 30, 2007 with our management and KPMG LLP;

•
discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	received from and discussed with KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

•	concluded that KPMG LLP did not provide any non-audit services during the fiscal year ended December 30, 2007;

•
based on the foregoing reviews and discussions, recommended to our board that the audited consolidated financial statements be included in our 2007 Annual Report on Form 10-K for the fiscal year ended December 30, 2007 filed with the Securities and Exchange Commission; and

•	instructed the independent registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.

This report for 2007 is provided by the undersigned members of the audit committee of the board.

Loren C. Pannier, Chairman	William R. Bensyl	Jack W. Goodall

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth fees for professional services rendered by our independent registered public accounting firm, KPMG LLP, during fiscal years 2007 and 2006.

	2007	2006
Audit fees (1)	$526,875	$369,050
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$526,875	$369,050

(1)	Includes fees for audit of our annual consolidated financial statements, issuance of consents and reviews of our quarterly consolidated financial statements.

KPMG LLP performed no services, and no fees were incurred or paid, relating to financial information systems design and implementation. All fees paid to KPMG LLP for fiscal 2007 and 2006 were pre-approved by the audit committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of each transaction or series of transactions during fiscal year 2007, to which we have been a party, and in which the amount involved did or may exceed $120,000 and in which any of our directors, named executive officers or other executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in the sections titled “Executive Compensation” and “Director Compensation” above. We believe that we have executed all of the transactions described below on terms no less favorable to us than we could have obtained from unaffiliated third parties:

Director and Officer Indemnification Agreements

In addition to the indemnification provisions contained in our amended and restated certificate of incorporation and restated bylaws, we generally enter into separate indemnification agreements with our directors and officers. These agreements require us, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by us.

Stock Awards

Please see the section titled “Executive Compensation” for information regarding the stock options and restricted stock awards granted to our executive officers and directors.

Company Relationships with Law Firms

Craig S. Andrews, one of our directors, is a stockholder in the law firm of Heller Ehrman, LLP, which serves as our legal counsel for general corporate and other matters. During fiscal year 2007, we paid Heller Ehrman, LLP $258,963 for legal services.

Consulting Agreement with Timothy J. Ryan

Timothy J. Ryan, one of our directors, entered into a consulting agreement with us, effective September 1, 2005, to provide certain marketing services. The agreement terminated in December 2005. Under the terms of the agreement, Mr. Ryan received consulting fees of $25,000 per month. Through December 25, 2005, $80,000 was paid to Mr. Ryan under the consulting agreement. Mr. Ryan also received a bonus of $100,000 under his consulting agreement, which was paid in 2006.

Registration Rights Agreement

In April 2007, we entered into extension and standstill agreements with Rosewood Capital, L.P. and Ralph Rubio, our chairman of the board, to extend the termination date of the registration rights held by Rosewood and Mr. Rubio under an investor’s rights agreement entered into in connection with private placement financings that occurred prior to our initial public offering. Mr. Anderson is a founding and managing member of Rosewood Capital Associates L.L.C., the general partner of Rosewood Capital, L.P., and is a member of our board. Under these extension and standstill agreements, the termination date of the registration rights granted to Rosewood and Mr. Rubio was extended from December 30, 2007 to June 30, 2009. Further, as part of the extension and standstill agreements, Rosewood and Mr. Rubio agreed that they would not demand that we register their stock prior to June 30, 2007. In addition, they agreed to allow us to postpone or suspend registration statements requested pursuant to the extension and standstill agreements up to two separate ninety (90) day periods in any twelve-month period. These extension and standstill agreements were evaluated and approved by our audit committee and our board. Mr. Rubio and Mr. Anderson abstained from participating in the board vote with respect to the extension and standstill agreements.

Company Policy Regarding Related Party Transactions

It is our policy that the audit committee approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the audit committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The members of our board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based upon (1) the copies of Section 16(a) reports that we received from such persons for their 2007 fiscal year transactions in our common stock and their common stock holdings, and (2) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal 2007. We believe that all reporting requirements under Section 16(a) for such fiscal year were met by our directors, executive officers and greater than 10% beneficial owners.

ANNUAL REPORT

A copy of our annual report for fiscal 2007 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed an annual report on Form 10-K with the SEC on March 31, 2008. Stockholders may obtain a copy of this report online at www.sec.gov, or without charge, by writing to the Secretary of the Company, at our principal executive offices located at 1902 Wright Place, Suite 300, Carlsbad, California 92008.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Our board is currently comprised of eight directors, separated into three classes, consisting of two or three directors in each class, with staggered three-year terms. The directors in each class serve for their respective terms and until their successors have been duly elected and qualified. The purpose of this proposal is to elect three directors to our board for a three-year term ending upon the 2010 annual meeting of stockholders. The three candidates receiving the highest number of affirmative votes of the shares entitled to vote at the 2008 annual meeting will be elected directors. The nominees for election have agreed to serve if elected and our management has no reason to believe that the nominees will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our board to fill the vacancy.

Our board has recommended the following individuals, each of whom are current directors, to be elected to our board for a term ending upon the 2010 annual meeting of stockholders:

•	Craig S. Andrews;
•	William Bensyl; and
•	Loren Pannier

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees set forth below.

Recommendation of our Board of Directors

Our board recommends that our stockholders vote FOR the election of each of the nominees listed above.

PROPOSAL 2: ADOPTION OF 2008 EQUITY INCENTIVE PLAN

General

We are seeking the approval from our stockholders of the Rubio’s Restaurants, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), which reserves shares of our Common Stock for issuance to eligible employees and other service providers of the Company and our affiliates. Our board approved the 2008 Plan on April 24, 2008. Our board adopted the 2008 Plan because our current stockholder-approved equity plan, the 1999 Plan (the “1999 Plan”) is set to expire in accordance with its terms on March 17, 2009, and our board believes we should continue to have a stockholder-approved equity compensation plan in order to make equity compensation awards to attract and retain our employees, officers, directors and other service providers.

The purpose of the 2008 Plan is to encourage ownership in the Company by our employees, consultants and directors whose long-term employment or other service relationship with the Company is considered essential to our continued progress and to encourage the recipients to act in our stockholder’s interest and share in the success of the Company. Stock options and stock awards, including stock appreciation rights and similar types of awards, may be granted under the 2008 Plan. Stock options granted under the 2008 Plan may be either “incentive stock options” as defined in Internal Revenue Code Section 422, or nonstatutory stock options.

A copy of the 2008 Plan is attached to the electronic version of this proxy statement filed with the SEC as Exhibit A. The description of the 2008 Plan included in this Proposal 2 may not contain all of the information about the 2008 Plan that is important to you and we recommend that you read the full text of the 2008 Plan attached as Exhibit A in connection with your review of this Proposal 2. Because it is not a complete description of all of the terms of the 2008 Plan, the following summary is qualified by reference to the complete text of the 2008 Plan as attached as Exhibit A.

The number of shares of common stock initially reserved for issuance under the 2008 Plan will consist of the shares that (i) remain available for sale or issuance under the 1999 Plan as of the date of the 2008 annual meeting of stockholders and (ii) shares subject to outstanding awards issued under the 1999 Plan (including the 2006 Executive Incentive Plan); provided that in the case of (ii) such shares only become available for issuance under the 2008 Plan if and to the extent such outstanding awards are cancelled, expire or are forfeited or such shares are repurchased by the Company. The number of shares available for sale or issuance under the 2008 Plan will automatically increase on the first trading day of January each calendar year during the term of the 2008 Plan, beginning with calendar year 2009, by an amount equal to three percent (3%) of the total number of shares outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 450,000 shares.

As of March 31, 2008, under the 1999 Plan, there were 1,124,839 shares of common stock available for issuance under the 1999 Plan and outstanding awards for 1,808.608 shares of common stock.

At the 2008 annual meeting of stockholders, you are being asked to approve the adoption of the 2008 Plan and the reservation of shares for issuance under the 2008 Plan as described in this Proposal 2. If our stockholders approve the 2008 Plan, this approval is intended to permit the Company to deduct under U.S. federal income tax law certain amounts paid under the 2008 Plan to executive officers that might otherwise not be deductible, and to permit the Company to grant “incentive stock options” eligible for special tax treatment under Internal Revenue Code Section 422.

If approved by our stockholders, the 2008 Plan will become effective as of the date of the 2008 annual meeting of stockholders, or July 24, 2008. Following this approval, we will cease granting new awards under the 1999 Plan. If the 2008 Plan is not approved by our stockholders, we will continue to grant awards under the 1999 Plan until it terminates in accordance with its terms on March 17, 2009. After the termination of the 1999 Plan, we will no longer have an equity incentive plan in place. We plan to register the shares under the 2008 Plan pursuant to a registration statement on Form S-8 as soon as practicable after stockholder approval.

In addition to our 1999 Plan, our Board adopted a 2006 Executive Incentive Plan (the “2006 Plan”). Our stockholders approved the 2006 Plan at our 2006 annual meeting. Under the 2006 Plan, our compensation committee can award performance-based compensation in the form of cash bonuses and restricted stock awards. Cash awards to any one participant in any one fiscal year cannot exceed $2 million and restricted stock awards to any one participant in any one fiscal year cannot exceed 300,000 shares of common stock. All restricted stock awards under the 2006 Plan will be settled from the shares of common stock reserved for issuance under our 1999 Plan, or any other stock option, equity incentive or similar plan adopted subsequently and approved by our stockholders, including our proposed 2008 Plan.

Material Terms of the 2008 Plan

The material terms of the 2008 Plan include the following:

•
The types of awards that may be granted are stock options (including incentive stock options and nonstatutory stock options) and stock awards (including shares, stock units, stock appreciation rights and other similar types of awards) (individually, an “award” and collectively, “awards”).

•
The per-share exercise price of stock options and stock appreciation rights granted under the 2008 Plan must equal at least the fair market value of a share of our stock on the grant date of the option or stock appreciation right, other than grants made in connection with an acquisition by the Company of another company.

•
Shares may be granted under the 2008 Plan as stock awards or stock units without requiring the participant to pay the Company an amount equal to the grant-date fair market value of the Common Stock (so-called “full value” awards).

•
The number of shares of common stock initially reserved for issuance under the 2008 Plan will consist of the shares that (i) remain available for sale or issuance under the 1999 Plan as of the date of the 2008 annual meeting of stockholders and (ii) shares subject to outstanding awards issued under the 1999 Plan; provided that in the case of (ii) such shares only become available for issuance under the 2008 Plan if and to the extent such outstanding awards are cancelled, expire or are forfeited or such shares are repurchased by the Company.

•
The number of shares of common stock available for sale or issuance under the 2008 Plan will automatically increase on the first trading day of January each calendar year during the term of the 2008 Plan, beginning with calendar year 2009, by an amount equal to three percent (3%) of the total number of shares outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 450,000 shares. This annual increase formula is the same formula as contained in the 1999 Plan.

•
Shares subject to awards that are cancelled, expire or are forfeited (including with respect to any shares that have been issued under an award) will be available for re-grant under the 2008 Plan, including shares that are repurchased upon the awardee’s failure to vest in or otherwise earn the shares. If an awardee pays the exercise or purchase price of an award through the tendering of shares or if award shares are withheld or tendered to satisfy applicable withholding obligations, the number of shares tendered or withheld will not become available for re-grant under the 2008 Plan.

•
The maximum number of shares subject to stock options or stock awards (such as restricted stock, deferred stock, restricted stock units, performance shares, phantom stock or similar types of stock awards) that may be granted to any one participant under the 2008 Plan (other than awards granted under our 2006 Executive Incentive Plan) during any fiscal year is 500,000 shares (except in connection with commencement of service, during which fiscal year the participant may be granted an additional 500,000 shares) (the “162(m) Limits”).

•
The board, the compensation committee or a committee of directors appointed by the board administers the plan, and may delegate certain responsibilities to authorized individuals, other than with respect to grants made to executive officers.

•	The administrator of the plan has the authority to determine the number of shares subject to each award.

•
Non-employee directors are eligible to receive discretionary grants under the 2008 plan. Also, non-employee directors may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the board for that year to the acquisition of an option grant (“Director Fee Option Grant Program”).

•
The exercise price of an option may not be reduced without stockholder approval (other than in connection with certain changes in the Company’s capitalization as described in “Adjustments upon Capitalization, Dissolution or Change in Control” below).

•
The 2008 Plan will terminate ten (10) years from the latest date the Company’s stockholders approve the plan or the date any amendment to add shares to the Plan is approved by stockholders of the Company.

•	Stockholder approval is required for certain types of amendments to the 2008 Plan.

•
The shares authorized, the shares covered by outstanding awards, the price per share of outstanding awards, and the 162(m) Limits will be adjusted for stock splits, dividends, combinations and other changes in capital structure as described in “Adjustments upon Changes in Capitalization, Dissolution or Change in Control” below.

General Plan Terms

Types of Awards

The 2008 Plan permits us to issue stock options (both incentive stock options designed to comply with Code Section 422 and nonstatutory stock options which will not so comply) and stock awards (including stock appreciation rights, stock units, stock grants and other similar equity awards). The purpose of granting awards under the 2008 Plan is to compensate eligible service providers for their contributions to our business, encourage ownership in Rubio’s by key personnel whose long-term employment is considered essential to our continued progress and thereby align these participants’ interests with our stockholders’ interests.

Administration

The board, the compensation committee of the board or a committee of officers or directors appointed by the board (collectively, the “Administrator”) administers the 2008 Plan. To make grants to certain of our officers and key employees, the members of the committee approving such grant must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code.

The board may delegate any part of its authority and powers under the 2008 Plan to one or more of our directors and/or officers, but only the board, the Compensation Committee or another committee appointed by the board which consists of two or more non-employee directors can make awards to participants who are our executive officers.

Eligibility

Awards may be granted under the 2008 Plan to employees, consultants and directors of the Company and any of its affiliates. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The Administrator, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Section 162(m) Limitations.

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s chief executive officer or any of the three other most highly compensated officers, not including the chief financial officer. Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m). Stock options and other equity awards pursuant to which the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of the income recognition event may qualify as performance-based compensation if the company satisfies certain requirements in connection with the plan under which the awards are granted. Specifically, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the 2008 Plan has provided that no employee may be granted more than 500,000 shares in any calendar year, except that an employee may be granted awards covering up to an additional 500,000 shares during the year in which the employee’s service to the Company commences.

Additional requirements apply to certain forms of compensation, such as stock awards and stock units, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of such awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code. The 2008 Plan permits the Company to issue awards incorporating such performance objectives and provides that these performance objectives (“Qualifying Performance Criteria”) may be based upon:

o	return on equity, assets, or invested capital,

o	stockholder return, actual or relative to an appropriate index (including share price or market capitalization),

o	actual or growth in revenues, orders, operating income, or net income (with or without regard to amortization/impairment of goodwill),

o	free cash flow generation,

o	operational performance, including asset turns, revenues per employee or per square foot, or comparable store sales,

o
individually designed goals and objectives that are consistent with the participant’s specific duties and responsibilities, and that are designed to improve the financial performance of the Company or a specific division, region or subsidiary of the Company, and

o	such other similar criteria as may be determined by the Committee.

To the extent that the Administrator determines that an award will be granted subject to Qualifying Performance Criteria, such criteria will be specified with respect to a particular award by our board’s compensation committee in a manner designed to comply with Section 162(m). These criteria may be applied to the Company as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award agreement. Assuming that our stockholders approve this Proposal 2, we will be required under Section 162(m) to seek stockholder approval of the Plan’s Qualifying Performance Criteria again in 2013. The Plan also allows our board or Compensation Committee to grant Plan awards that do not comply with the Section 162(m) requirements at any time.

Plan Characterization.

The 2008 Plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Nontransferability of Awards

Generally, awards granted under the 2008 Plan are not transferable other than by will or the laws of descent and distribution or to a designated beneficiary upon the awardee’s death. The Administrator may in its discretion make an award transferable to an awardee’s family member or any other person or entity as it deems appropriate.

Deferral of Award Benefits

The Administrator may permit awardees whom it selects to defer compensation payable pursuant to the terms of an award or defer compensation arising outside the terms of the 2008 Plan pursuant to a program that provides for deferred payment in satisfaction of other compensation amounts through the issuance of one or more awards under the 2008 Plan. Any such deferral arrangement will be in writing and will comply with Section 409A of the Code and the regulations thereunder.

Adjustments upon Changes in Capitalization, Dissolution or Change in Control

In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other change to the capital structure of the Company (effected without receipt of consideration by the Company), the Administrator will make proportionate adjustments to (1) the number of shares of common stock covered by each outstanding award, (2) the number of shares of common stock which have been authorized for issuance under the 2008 Plan but as to which no awards have yet been granted or which have been returned to the 2008 Plan upon cancellation, forfeiture or expiration of an award or repurchase of shares (including any shares unissued, subject to outstanding options or repurchased under the 1999 Plan), (3) the price per share of common stock covered by each such outstanding award under the 2008 Plan, and (4) the 162(m) Limits under the 2008 Plan.

In the event of a liquidation or dissolution, any options or stock awards will terminate immediately prior to the consummation of such proposed transaction to the extent such options or stock awards have not been previously exercised or the shares subject thereto issued to the awardee, unless otherwise determined by the Administrator.

In the event of a change in control of the Company, the board, the compensation committee or another committee appointed by the board may (i) provide for the assumption or substitution of or adjustment (including to the number and types of shares and exercise or purchase price applicable) to each outstanding award, (ii) accelerate the vesting of options and terminate any restrictions on stock awards, and/or (iii) provide for termination of awards as a result of the change in control on such terms as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the participant. Also, in the event there is a change in control of the Company, as determined by the board or a committee of the board, the board or the committee shall fully accelerate the vesting of options granted pursuant to the Director Fee Option Grant Program.

The Administrator has the authority to accelerate vesting of outstanding awards under the 2008 Plan at any time in its sole discretion.

Amendment and Termination of the 2008 Plan

The Administrator may amend, alter or discontinue the 2008 Plan or any award agreement at any time. However, we will obtain stockholder approval for any amendment to the 2008 Plan if stockholder approval is necessary or desirable to comply with any applicable law or NASDAQ Stock Market listing requirements. In addition, we will obtain stockholder approval of any of the following: (i) an increase to the maximum number of shares for which awards may be granted under the 2008 Plan other than an increase in connection with a change in the Company’s capitalization as described in “Adjustments upon Capitalization, Dissolution or Change in Control” above; (ii) a reduction in the minimum exercise prices at which options may be granted; (iii) any amendment of outstanding options or stock appreciation rights that affects a repricing of such awards by reducing the exercise price of outstanding options or cancelling an outstanding option held by an awardee and re-granting to the awardee a new option with a lower exercise price, other than in connection with a change in the Company’s capitalization as described in “Adjustments upon Capitalization, Dissolution or Change in Control” above; or (iv) a change of the class of persons eligible to receive awards under the 2008 Plan. Generally, no amendment of the 2008 Plan will impair the rights of an outstanding award without the consent of the awardee. The Administrator may amend an outstanding award in order to conform it to the Administrator’s intent that the award not be subject to Section 409A of the Code.

Terms and Conditions of Options and Stock Awards

Options.

Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions.

Exercise Price. The Administrator determines the exercise price of the options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted; provided that the exercise price of an incentive stock option granted to an employee who holds more than 10% of the voting stock of the Company may not be less than 110% of the fair market value of the common stock on the date the option is granted. However, the Company may grant options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with an acquisition by the Company of another company. The fair market value of our common stock is the closing price for the shares as quoted on the NASDAQ Stock Market as of the applicable date. As of March 31, 2008, the closing price of our common stock was $5.72 per share. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change of capitalization as described in “Adjustments upon Changes in Capitalization, Dissolution or Change in Control” below).

Exercise of Options; Form of Consideration. The Administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an options are specified in each option agreement. The 2008 Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of the Company (with some restrictions), broker-assisted sales, a reduction in the amount of any Company liability owed to the awardee (including any liability attributable to the awardee’s participation in any Company-sponsored deferred compensation program or arrangement), any other form of consideration permitted by applicable law (which may include a “net exercise” program) and the Administrator, or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option granted to an employee who holds more than 10% of the voting stock of the Company may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment. If an optionee’s employment or service to the Company terminates for any reason other than death or disability or unless otherwise provided for by the Administrator or in the option agreement, then options held by the optionee under the 2008 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months (or six months for directors and executive officers) (or such period set by the Administrator) after the termination but not after the expiration date.

Generally, if any optionee’s employment or service terminates as a result of optionee’s death, all outstanding options that were vested and exercisable as of the date of the optionee’s death may be exercised for twelve months following the optionee’s death but in no event after the expiration date. Generally, if an optionee’s employment or service terminates as a result of the optionee’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for twelve months following the termination date but in no event after the expiration date. The Administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.

Stock Awards.

Each stock award is evidenced by an award agreement between the Company and the participant. The Plan allows the Administrator broad discretion to determine the terms of individual stock awards.

General. Each stock award agreement will contain provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii)  the performance criteria (including the Qualifying Performance Criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award or the shares, and (vi) such further terms and conditions, in each case not inconsistent with the 2008 Plan, as may be determined from time to time by the Administrator.

Vesting. The vesting of a stock award may (but need not) be subject to performance criteria (including Qualifying Performance Criteria), continued service of the participant, other market conditions or a combination of these conditions. The Administrator has the authority to accelerate vesting of an outstanding stock award.

Termination of Employment.  In the case of stock awards, including stock units, unless the Administrator determines otherwise, the award agreement will generally provide that the unvested stock or stock units will be forfeited upon the participant’s termination of employment for any reason.

Terms and Conditions of Grants to Non-Employee Directors

Under the 2008 Plan, the Board may at its discretion grant stock options and stock awards to non-employee directors of the Company. The Board may determine the terms and conditions of such award, including the number of shares subject to such award, the vesting schedule and any vesting acceleration, the terms of exercisability, acceptable forms of consideration and the term of such award. Such awards are subject to such other terms and conditions as set forth in “Terms and Conditions of Options” and “Terms and Conditions of Stock Awards” above. In addition, non-employee directors may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of an option grant.

New Plan Benefits

Because benefits under the 2008 Plan will depend on the Administrator’s actions and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees, directors and consultants if the 2008 Plan is approved by the stockholders. No awards have been granted or promised to be granted under the 2008 Plan to any individual as of the date of this Proxy Statement.

Federal Income Tax Consequences of Options and Stock Awards under the 2008 Plan

The following is only a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2008 Plan. This summary does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death, the tax consequences of an award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Code, or the tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Incentive Stock Options.

An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax you must pay each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that alternative minimum tax income exceeds “regular” federal income tax for the year (computed without regard to certain credits and special taxes).

Upon a disposition of the shares acquired on exercise of an incentive stock option more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Nonstatutory Stock Options.

An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon exercise of vested shares, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Rubio’s is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards.

Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the employee ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Accounting Treatment

The Company will recognize compensation expense in connection with awards granted under the 2008 Plan as required under the applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R). The Company currently amortizes compensation expense associated with equity awards over an award’s requisite service period and established fair value of equity in accordance with applicable accounting standards.

Vote Required

Approval of the 2008 Plan requires the affirmative vote of the holders of at least a majority of the shares of our common stock that are voting on this Proposal 2 in person or by proxy and entitled to vote at the Annual Meeting. If our stockholders approve this Proposal 2, then we will stop granting awards under the 1999 Plan immediately upon such approval and begin using this 2008 Plan as our sole discretionary equity incentive plan. In the event the stockholders fail to approve the 2008 Plan, the 1999 Plan will expire on March 17, 2009 and we will no longer have an equity incentive plan in place. Even if the 2008 Plan is approved, the Board may, pursuant to the terms of the 2008 Plan and subject to the rules of the NASDAQ Stock Market, make any other changes to the 2008 Plan that it feels would be in our and our stockholders’ best interests.

Recommendation of our Board of Directors

Our board recommends that our stockholders vote FOR the approval of the 2008 Equity Incentive Plan.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed the firm of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 28, 2008, and is asking our stockholders to ratify this appointment. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of KPMG LLP by the audit committee. KPMG LLP has served as our independent registered public accounting firm since June 2004.

If our stockholders fail to ratify the appointment of KPMG LLP, the audit committee will reconsider its selection, but may still decide it is in the best interests of our company and our stockholders to retain KPMG LLP. Even if the selection is ratified, the audit committee in its discretion may authorize the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interest.

A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of our Board of Directors

Our board recommends that our stockholders vote FOR the ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 28, 2008.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent at their discretion. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

We may satisfy SEC’s rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. Accordingly, for many stockholders who hold their shares through a bank, brokerage firm or other holder of record (i.e., in “street name”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received.

We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Rubio’s Restaurants, Inc. c/o U.S. Stock Transfer, 1745 Gardena Avenue, Glendale, California 91204-2991. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Under our restated bylaws and the rules promulgated by the SEC, proposals of our stockholders that are intended to be presented at our 2009 annual meeting or to be included in the proxy statement and form of proxy relating to that annual meeting must be submitted in writing to the Secretary of the Company at our principal executive offices at 1902 Wright Place, Suite 300, Carlsbad, California 92008, no later than February 16, 2009, 120 calendar days before June 15, 2009. However, our restated bylaws also provide that in the event that the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, any such notice of a stockholder proposal must be received by us within a reasonable time before the solicitation is made. Notices of stockholder proposals must also meet all the other requirements as specified in our restated bylaws. Stockholders are advised to review our restated bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. A copy of the full text of our restated bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel E. Pittard
President and Chief Executive Officer
Dated: April 28, 2008

Exhibit A

RUBIO’S RESTAURANTS, INC.

2008 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan.

The purpose of this Plan is to encourage ownership in Rubio’s Restaurants, Inc., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates of the Board as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate”  means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws”  means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award”  means a Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Awardee”  means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement”  means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board”  means the Board of Directors of the Company.

(h) “Change in Control”  means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Awardee’s Option Agreement, Stock Award Agreement or written contract of employment or service, the occurrence of any of the following:

(i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Exchange Act), entity or group of persons acting in concert;

(ii) any person or group of persons becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(iii) a merger, consolidation or other transaction of the Company with or into any other corporation, entity or person, other than a transaction in which the holders of at least 50% of the shares of capital stock of the Company outstanding immediately prior thereto continue to hold (either by voting securities remaining outstanding or by their being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such transaction; or

(iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board.

(i) “Code”  means the United States Internal Revenue Code of 1986, as amended.

(j) “Committee”  means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock”  means the common stock of the Company.

(l) “Company”  means Rubio’s Restaurants, Inc., a Delaware corporation, or its successor.

(m) “Consultant”  means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

(n) “Conversion Award”  has the meaning set forth in Section 4(b)(xii) of the Plan.

(o) “Director”  means a member of the Board.

(p) “Director Fee Option Grant Program”  means the special program in effect for Outside Directors under Section 12 of the Plan.

(q) “Effective Date” shall be the date on which the Company’s stockholders approve the Plan.

(r) “Employee”  means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual's status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee's status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(s) “Exchange Act”  means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value”  means, as of any date, the value of a share of Common Stock or other property as determined by the Administrator, in its discretion, subject to the following:

(i) If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the NASDAQ Stock Market, the Fair Market Value of a share of Common Stock shall be the closing price on such date of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the stock is so quoted instead) as quoted on such exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.

(ii) If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Administrator in good faith using a reasonable application of a reasonable valuation method without regard to any restriction other than a restriction which, by its terms, will never lapse.

(u) “Grant Date”  means, for all purposes, the date on which the Administrator approves the grant of an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee's employment relationship with the Company.

(v) “Incentive Stock Option”  means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Inside Director”  means a Director who is an Employee.

(x) “NASDAQ”  means the NASDAQ Stock Market or its successor.

(y) “1999 Plan”  means the Company’s 1999 Stock Incentive Plan.

(z) “Nonstatutory Stock Option”  means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer”  means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option”  means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(cc) “Outside Director”  means a Director who is not an Employee.

(dd) “Participant”  means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(ee)“Qualifying Performance Criteria”  shall have the meaning set forth in Section 13(b) of the Plan.

(ff) “Plan”  means this Rubio’s Restaurants, Inc. 2008 Equity Incentive Plan.

(gg) “Share”  means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(hh) “Stock Appreciation Right”  means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 11.

(ii) “Stock Award”  means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(jj) “Stock Unit”  means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(kk) “Subsidiary”  means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(ll) “Termination of Employment”  shall mean ceasing to be an Employee, Consultant or Inside Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(mm) “Total and Permanent Disability”  shall have the meaning set forth in Section 22(e)(3) of the Code.

(nn) “2006 Plan”  shall mean Rubio’s Restaurants, Inc. 2006 Executive Incentive Plan.

3.	Stock Subject to the Plan.

(a) Aggregate Limits.   Subject to the provisions of Section 14 of the Plan, the number of Shares initially reserved for issuance under the Plan will consist of any and all the Shares that (i) remain available for sale or issuance under the 1999 Plan as of the Effective Date and (ii) Shares subject to outstanding awards issued under the 1999 Plan as of the Effective Date; provided that in the case of (ii) such Shares only become available for issuance under the Plan if and to the extent such outstanding Awards are cancelled, expire or are forfeited or such Shares are repurchased by the Company.  The number of Shares available for sale or issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2009, by an amount equal to three percent (3%) of the total number of Shares outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 450,000 Shares.

Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan, including Shares issued pursuant to an Award granted under the Plan that are repurchased by the Company upon the Awardee’s failure to vest in or otherwise earn the Shares. If an Awardee pays the exercise or purchase price of an Award granted under the Plan or the 1999 Plan through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall not become available for re-issuance thereafter under the Plan.

(b) Code Section 162(m) Share Limits.    Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards (other than Awards granted under the 2006 Plan) granted under this Plan during any fiscal year to any one Awardee shall not exceed 500,000 Shares, except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 500,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m). For purposes of clarity, the limitations set forth in this Section 3(b) shall only apply to Awards not issued pursuant to the 2006 Plan, and the limitations for stock awards and restricted stock unit awards issued pursuant to the 2006 Plan shall be as set forth in the 2006 Plan.

4.	Administration of the Plan.

(a)	Procedure.

(i) Multiple Administrative Bodies.    The Plan shall be administered by the Board, a Committee and/or other delegates approved by the Board consistent with Applicable Law.

(ii) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(iv) Other Administration.     Except to the extent prohibited by Applicable Law, the Board may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.

(v) Delegation of Authority for the Day-to-Day Administration of the Plan.    Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(vi) NASDAQ.  The Plan will be administered in a manner that complies with any applicable NASDAQ or stock exchange listing requirements.

(b) Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi) to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

(xi) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator's Decision.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.	Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6.	Term of Plan.

The Plan shall become effective on the Effective Date and shall continue in effect for a term of ten (10) years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Section 15 of the Plan.

7.	Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date.

8.	Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement.    Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

(iii) Notwithstanding the foregoing, at the Administrator's discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) No Option Repricings.    Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.

(d) Vesting Period and Exercise Dates.    Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option's term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

(e) Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer (denominated in U.S. Dollars);

(iii) subject to the Company's discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

(v) cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment.

(f) Effect of Termination on Options

(i) Generally.    Unless otherwise provided for by the Administrator or in the Option Agreement, upon an Awardee's Termination of Employment other than as a result of circumstances described in Sections 8(f)(ii)) and ((iii)) below, the Option shall remain exercisable for three (3) months following the Awardee’s Termination of Employment; provided that an Option granted to a Director or Officer shall remain exercisable for six (6) months following the Awardee’s Termination of Employment. In any case the Option shall not be exercisable beyond the expiration date of the Option. The Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(ii) Disability of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment as a result of the Awardee's disability, including Total and Permanent Disability, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until the earlier of (A) twelve (12) months following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Awardee does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

(iii) Death of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment as a result of the Awardee's death, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) twelve (12) months following the Awardee's death or (B) the expiration of the term of such Option. If an Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to exercise the Option under the Awardee's will or the laws of descent or distribution; provided that the Company need not accept exercise of an Option by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person's authority to act as such. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

(iv) Other Terminations of Employment.    The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.

(v) Extension of Exercise Period.    The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following an Awardee’s Termination of Employment from the periods set forth in Sections 8(f)(i)), ((ii)) and ((iii)) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(g) Leave of Absence.    The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

9.	Incentive Stock Option Limitations/Terms.

(a) Eligibility.    Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation.    Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability.    An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d) Exercise Price.    The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i)) of the Plan.

(e) Leave of Absence.    For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the ninety-first (91st) day of such leave any Incentive Stock Option held by the Awardee shall be treated for tax purposes as a Nonstatutory Stock Option.

(f) Other Terms.    Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.	Exercise of Option.

(a)	Procedure for Exercise.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

(ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of applicable withholding taxes (if any).

(iii) An Option may not be exercised for a fraction of a Share.

(b) Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

11.	Stock Awards.

(a)  Stock Award Agreement.    Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria.    The grant, issuance, retention, settlement and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c)  Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee's Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder.    Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefor as if he or she was an actual stockholder.

(e)	Stock Appreciation Rights.

(i) General.    Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

(ii) Exercise of Stock Appreciation Right.    Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(iii) Nonassignability of Stock Appreciation Rights.    Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

12.	Director Fee Option Grant Program.

(a)
The Administrator shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each Outside Director may elect to apply all or any portion of the annual retainer fees otherwise payable in cash for his or her service on the Board for that year to the acquisition of an Option grant under this Director Fee Option Grant Program. Such election must be filed with the Company’s Chief Financial Officer prior the date on which the annual retainer fee which is the subject of that election is otherwise payable. Each Outside Director who files such a timely election shall automatically be granted an Option under this Director Fee Option Grant Program on the date on which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

(b)	Each Option shall be a Nonstatutory Stock Option governed by the terms and conditions specified in this Section 12.

(c)	Exercise Price. The per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

(d)	Number of Option Shares. The number of Shares subject to the Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A DIVIDED BY B, where

X is the number of Shares,

A is the portion of the annual retainer fee subject to the Outside Director’s  election, and

B is the Fair Market Value per Share on the Option Grant Date.

(e)
Exercise. The Option shall become exercisable in a series of twelve (12) equal monthly installments upon the Awardee’s completion of each month of Board service over the twelve (12)-month period measured from the Grant Date.

(f)
Limited Transferability of Options. Notwithstanding Section 13(a) of this Plan, each Option under this Section 12 may, in connection with the Awardee’s estate plan, be assigned in whole or in part during the Awardee’s lifetime to one or more members of the Awardee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. The Awardee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under this Section 12, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Awardee’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Awardee’s death.

(g)
Termination of Board Service. Notwithstanding Section 8(f) of this Plan, should the Awardee cease Board service for any reason (other than death or Total and Permanent Disability) while holding one or more Options under this Director Fee Option Grant Program, then each such Option shall remain exercisable, for any or all of the Shares for which the Option is exercisable at the time of such cessation of Board service, until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each Option held by the Awardee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all Shares for which the Option is not otherwise at that time exercisable.

(h)
Death or Total and Permanent Disability. Notwithstanding Section 8(f) of this Plan, should the Awardee’s service as a Board member cease by reason of death or Total and Permanent Disability, then each Option held by such Awardee under this Director Fee Option Grant Program shall immediately become exercisable for all the Shares at the time subject to that Option, and the Option may be exercised for any or all of those Shares as fully-vested Shares until the EARLIER of (i) the expiration of the ten (10)-year Option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. Should the Awardee die after cessation of Board service but while holding one or more Options under this Director Fee Option Grant Program, then each such Option may be exercised, for any or all of the Shares for which the Option is exercisable at the time of the Awardee’s cessation of Board service (less any shares subsequently purchased by Awardee prior to death), by the personal representative of the Awardee’s estate or by the person or persons to whom the Option is transferred pursuant to the Awardee’s will or in accordance with the laws of descent and distribution or by the designated beneficiary or beneficiaries of such Option. Such right of exercise shall lapse, and the Option shall terminate, upon the EARLIER of (i) the expiration of the ten (10)-year Option term or (ii) the three (3)-year period measured from the date of the Awardee’s cessation of Board service.

(i)
Change of Control. Notwithstanding Section 14(c) of this Plan, in the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee shall fully accelerate the vesting of Options granted pursuant to the Director Fee Option Grant Program.

(j)
Amendment and Termination of Director Fee Option Grant Program. The Board shall have sole and exclusive authority to establish, maintain, amend, suspend, and terminate the Director Fee Option Grant Program.

13.	Other Provisions Applicable to Awards.

(a)
Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(c), the Administrator may in its discretion make an Award transferable to an Awardee's family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)
Qualifying Performance Criteria.    For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) return on equity, assets, or invested capital; (ii) stockholder return, actual or relative to an appropriate index (including share price or market capitalization); (iii) actual or growth in revenues, orders, operating income, or net income (with or without regard to amortization/impairment of goodwill); (iv) free cash flow generation; (v) operational performance, including asset turns, revenues per employee or per square foot, or comparable store sales; and (vi) individually designed goals and objectives that are consistent with the participant’s specific duties and responsibilities, and that are designed to improve the financial performance of the Company or a specific division, region or subsidiary of the Company. The goals and objectives may be derived from and consistent with the operating plan(s) adopted by the Board for the Company, as a whole, or any division, region or Subsidiary of the Company for the particular year or years to which the Participant’s performance is measured. The Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(c)
Certification.    Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)
Discretionary Adjustments Pursuant to Section 162(m).    Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(e)
Tax Withholding Obligation.    As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(f)
Compliance with Section 409A.    Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant's “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant's death.

(g)
Deferral of Award Benefits.    The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator's establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.

14.	Adjustments upon Changes in Capitalization, Dissolution or Change in Control.

(a)
Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award and the share limits set forth in Section 3 and shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)
Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Participant and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)
Change in Control.    In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.

For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(c)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

15.	Amendment and Termination of the Plan.

(a)
Amendment and Termination.    The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

(i)	materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14 of the Plan;

(ii)	reduce the minimum exercise price at which Options may be granted under the Plan;

(iii)
result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by an Awardee and re-granting to the Awardee a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 14 of the Plan; or

(iv)	change the class of persons eligible to receive Awards under the Plan.

(b)
Effect of Amendment or Termination.    No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)
Effect of the Plan on Other Arrangements.    Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

16.	Designation of Beneficiary.

(a)
An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)
Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17.	No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18.	Legal Compliance.

Subject to Section 22, shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.	Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21.	Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

22.	Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares.    The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Administrator deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

(b) Tax Consequences.    Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c) Forfeiture.  The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

23.	Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

RUBIO’S RESTAURANTS, INC.
PROXY
Annual Meeting of Stockholders, July 24, 2008

This Proxy is Solicited on Behalf of the Board of Directors of Rubio’s Restaurants, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2008 annual meeting of stockholders and the proxy statement and appoints Ralph Rubio and Craig S. Andrews, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Rubio’s Restaurants, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2008 annual meeting of stockholders to be held at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California, on Thursday, July 24, 2008, at 10:00 a.m., Pacific Daylight Time, and at any adjournment or postponement of the annual meeting, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

1.
To elect the following directors to serve until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified: Please check either “FOR ALL” or “WITHHOLD AUTHORITY TO VOTE ON ALL.”

FOR ALL (except as indicated below) ☐	WITHHOLD AUTHORITY TO VOTE ON ALL ☐

To withhold authority to vote for any individual nominee(s), please write the name(s) of those nominee(s) on the line provided below:

(The nominees are Craig S. Andrews, William Bensyl and Loren Pannier)

2.	To approve and adopt the 2008 Equity Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 28, 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Our board of directors recommends a vote FOR each of the nominees for director listed under Item 1 (Election of Directors), a vote FOR Item 2 (Approval of 2008 Equity Incentive Plan) and a vote FOR Item 3 (Ratification of Independent Registered Public Accounting Firm). This proxy, when properly executed, will be voted as specified by the undersigned. If no specification is made, this proxy will be voted FOR each of the nominees for director listed under Item 1 (Election of Directors), FOR Item 2 (Approval of 2008 Equity Incentive Plan) and FOR Item 3 (Ratification of the appointment of Independent Registered Public Accounting Firm).

Please print the name(s) appearing on each stock certificate(s) over which you have voting authority:

Signature(s) of Stockholder(s)
Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date: , 2008

PLEASE COMPLETE, DATE AND SIGN THIS PROXY

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.